Exhibit 10.20

STANDARD FORM OFFICE LEASE

BETWEEN

CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM,

a public entity,

the Landlord,

AND

AMERICAN BIOSCIENCE, INC.,

a California corporation

the Tenant

Dated: March 24, 2006

For Premises Located

At 11755 Wilshire Boulevard

Los Angeles, California

(i)

(ii)

Page
EXHIBITS AND ATTACHMENTS

Exhibit A	Outline of Premises

Exhibit B	Tenant Work Letter

Exhibit C	Notice of Lease Term Dates

Exhibit D	Rules and Regulations

(iii)

STANDARD FORM OFFICE LEASE

This Standard Form Office Lease (this “Lease”) is made as of March 24, 2006 (the “Lease Date”), by CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“Landlord”), and AMERICAN BIOSCIENCE, INC., a California corporation (“Tenant”).

Landlord and Tenant, intending to be legally bound, and in consideration of their mutual covenants and all conditions of this Lease, covenant and agree as follows.

BASIC LEASE PROVISIONS

1. DEFINED TERMS

In this Lease the following terms have the meanings set forth below.

1.1 Premises. Approximately 12,463 rentable (10,473 usable) square feet, known as Suite 1600 and located on the 16th floor of the Building, as outlined on Exhibit A attached to and a part of this Lease.

1.2 Building. The building containing approximately 328,331 rentable square feet, and all future alterations, additions, improvements, restorations or replacements, with an address of 11755 Wilshire Boulevard, Los Angeles, California.

1.3 Term. Approximately Five (5) years and Two (2) months.

1.4 Commencement Date. The earlier of (i) the date which is ninety (90) days following the date Landlord delivers the Premises to Tenant or (ii) the first date on which Tenant commences to conduct business in the Premises.

1.5 Expiration Date. The last day of the sixty-second (62nd) calendar month following the Commencement Date.

1.6 Base Rent.

Months of Lease Term	Monthly Installment of Base Rent
1 – 12	$36,142.70
13 – 24	$37,226.98
25 – 36	$38,343.79
37 - 48	$39,494.10
49 - 60	$40,678.93
61 - 62	$41,899.29

1.7 Security Deposit. $41,899.29.

1.8 Base Year. The Base Year for calculation of Operating Costs shall be calendar year 2007.

1.9 Tenant’s Proportionate Share of Operating Costs. 3.8% of the Operating Costs, as defined in Article 5 allocable to the Building, based upon the rentable square feet of the Premises, compared to the total rentable square feet of the Building.

1.10 Permitted Use. General office use consistent with a first class office building.

1.11 Tenant’s Trade Name. Not Applicable

1.12 Broker(s). Landlord’s: CB Richard Ellis Investors

                          Tenant’s: Equis Corporation

1.13 Guarantor(s): None

1.14 Hours of Service (Section 17.1). The hours of service for the Building shall be between 8:00 a.m. and 6:00 p.m., Monday through Friday, and between 9:00 a.m. and 1:00 p.m. on Saturday.

1.15	Landlord’s Address.

California State Teachers’ Retirement System

c/o CB Richard Ellis Investors LLC

865 South Figueroa Street

Suite 3400

Los Angeles, California 90017-2543

Attention: Portfolio Manager

Facsimile No.: (213) 683-4301

1.16 Tenant’s Address.

Before occupancy:	After Occupancy:

American Bioscience, Inc. 2730 Wilshire Boulevard Suite 500 Los Angeles, California 90403 Attn.: Richard Maroun, Esq. Facsimile No.: (310) 883-3138	American Bioscience, Inc. 11755 Wilshire Boulevard Suite 1600 Los Angeles, California 90025 Facsimile No.: (310) 998-8553

1.17 Parking. Thirty-Seven (37) unreserved spaces, provided Tenant may elect to designate up to three (3) of such unreserved spaces as reserved spaces and up to three (3) additional of such unreserved spaces as executive valet spaces, which reserved and executive valet spaces shall be in locations to be determined by Landlord.

1.18 Amount due on Execution of Lease. Upon Tenant’s execution of this Lease, Tenant shall pay the following amount to Landlord:

Monthly Rent:	$36,142.70
(For the First Month of the Term)
Security Deposit:	$41,899.29
TOTAL DUE ON EXECUTION OF LEASE	$78,041.99

2. INITIAL PREMISES DEMISED

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 1.1 (“Premises”) on the terms and conditions set forth in this Lease (including all exhibits and attachments hereto, which are incorporated herein by reference). Tenant’s obligations under this Lease shall commence as of the Lease Date, except as otherwise expressly provided in this Lease. Landlord shall deliver the Premises to Tenant upon the vacation and surrender of the Premises by the tenant and subtenant currently having rights to occupy the space pursuant to and under an existing lease (the “Existing Lease”), which delivery date is anticipated to occur on or about May 7, 2006 (the “Anticipated Delivery Date”). Notwithstanding anything to the contrary in this Lease, Landlord represents and warrants that, (i) as of the date of this Lease, the Premises (based solely on an unoccupied basis and ignoring (i) any tenant improvements to be installed in the Premises by or on behalf of the Tenant and (ii) Tenant’s specific use of the Premises) complies in all material respects with all Laws in effect as of the date of this Lease and (ii) the Premises will be delivered to Tenant with all of the improvements exclusively serving the Premises in working order. Except as specifically provided in this Article 2 below, Landlord shall have no liability to Tenant if Landlord is unable to deliver the Premises to Tenant by the Anticipated Delivery Date as a result of any party’s failure to vacate and surrender the Premises to Landlord on or before the Anticipated Delivery Date, provided, Landlord shall terminate the Existing Lease as of the Anticipated Delivery Date and shall use commercially reasonable efforts to gain legal possession of the Premises and deliver the same to Tenant as soon as practicable thereafter. As used in this Lease, the term “Project” includes the Building, adjoining parking areas and garages, if any, and the surrounding land and air space which are the site and grounds for the Building and parking areas and garages. In the event that Landlord is unable to deliver the Premises to Tenant by the “Outside Date,” which shall be July 7, 2006, then the sole remedy of Tenant shall be the right to deliver a notice to Landlord (the “Outside Date Termination Notice”) electing to terminate this Lease effective upon receipt of the Outside Date Termination Notice by Landlord (the “Effective Date”). Except as provided hereinbelow, the Outside Date Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date and not later than five (5) business days after the Outside Date. If Tenant delivers the Outside Date Termination Notice to Landlord, then Landlord shall have the right to suspend the Effective Date for a period ending thirty (30) days after the original Effective Date. In order to suspend the Effective Date, Landlord must deliver to Tenant, within five (5) business days after receipt of the Outside Date Termination Notice, a notice certifying that Landlord’s best good faith judgment that delivery of the Premises to Tenant will occur within thirty (30) days after the original Effective Date. If delivery of the Premises to

Tenant occurs within said thirty (30) day suspension period, then the Outside Date Termination Notice shall be of no further force and effect; if, however, delivery of the Premises does not occur within said thirty (30) day suspension period, then this Lease shall terminate as of the date of expiration of such thirty (30) day period.

3. INITIAL TERM; OPTION TERM

3.1 Initial Term. The Term, Commencement Date and Expiration Date shall be as specified in Sections 1.3, 1.4, and 1.5, respectively. The Commencement Date shall be documented when determined in the form of Exhibit C attached hereto. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Term, commencing on the Commencement Date. The terms and provisions of this Lease shall be effective as of the Lease Date.

3.2 Option Term.

3.2.1 Option Right. Landlord hereby grants Tenant and any Affiliate to whom Tenant has assigned this Lease or subleased the entire Premises (each of Tenant and such Affiliate being referred to herein as a “Permitted Optionee”) one (1) option to extend the Term for all of the Premises, for a period of five (5) years (the “Option Term”), which option shall be exercisable only pursuant to the terms of this Section 3.2 and by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice Tenant is not then in default under this Lease beyond all applicable notice and cure periods provided in this Lease and has not previously been in default under this Lease beyond the applicable cure period provided in this Lease more than once in the preceding twelve (12) months. Upon the proper exercise of such option to extend, and provided that, as of the end of the Lease Term, Tenant is not then in default under this Lease beyond all applicable notice and cure periods provided in this Lease and has not previously been in default under this Lease beyond the applicable cure period provided in this Lease more than once in the preceding twelve (12) months, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 3.2 shall be personal to the Permitted Optionees and may only be exercised by one of the Permitted Optionees (and not any other assignee, sublessee or transferee of Tenant’s interest in this Lease) if the applicable Permitted Optionee occupies the entire Premises.

3.2.2 Option Rent. The rent payable during the Option Term (the “Option Rent”) shall be equal to 100% of the rent (including 100% of the additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which, as of the commencement of the Option Term, new and/or existing tenants are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Premises, for a term of five (5) years, which comparable space is located in the Project or in the Comparable Buildings, and which comparable transactions contain an initial commencement date occurring not more than twelve (12) months prior to the commencement of the Option Term, taking into consideration the following concessions (the “Renewal Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account the value of the existing improvements in the Premises and the extent to which the same can be utilized by a general office user; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Option Rent, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to lease the Premises during the Option Term or in connection with the comparable transactions or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, (ii) any period of rental abatement, if any, granted to tenants in comparable transactions for the design, permitting and construction of tenant improvements in such comparable spaces.

3.2.3 Exercise of Option. The option contained in this Section 3.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant may deliver written notice to Landlord not less than twelve (12) months prior to the expiration of the Lease Term, stating that Tenant is interested in exercising its option; (ii) Landlord shall, not less than nine (9) months prior to the expiration of the Lease Term, deliver notice (the “Option Rent Notice”) to Tenant, setting forth Landlord’s proposed Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the earlier of (A) the date occurring eight (8) months prior to the expiration of the initial Lease Term, and (B) the date occurring thirty (30) days after Tenant’s receipt of the Option Rent Notice, exercise the option to extend by delivering written notice (the “Option Exercise Notice”) thereof to Landlord, provided, however, Tenant may, in Tenant’s Option Exercise Notice, object to the Option Rent set forth in the Option Rent Notice, in which event the Option Rent shall be determined pursuant to the terms and conditions of Section 3.2.4 below.

3.2.4 Determination of Option Rent. In the event Tenant timely and appropriately objects to the Option Rent Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent within five (5) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 3.2.4.1 through 3.2.4.7 below.

3.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial high-rise properties in the West Los Angeles, California area, exclusive of any broker from any brokerage firm currently representing (or who has previously represented within the preceding two (2) year period) either Landlord or Tenant. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.3.3 or 3.2.2, above, as applicable. Each such arbitrator shall be appointed within fifteen (15) business days after the Outside Agreement Date.

3.2.4.2 The two (2) arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth in Section 3.2.4.1 above for qualification of the initial two (2) arbitrators.

3.2.4.3 The three (3) arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent and shall notify Landlord and Tenant thereof.

3.2.4.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

3.2.4.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, then the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

3.2.4.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or if both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 3.2.4.

3.3 The cost of the arbitration shall be paid by Landlord and Tenant equally.

4. SECURITY DEPOSIT

Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord in the amount set forth in Section 1.7, a security deposit for the performance of all of Tenant’s obligations under this Lease. Upon expiration of the Term, Landlord shall return the security deposit to Tenant, less such portion as Landlord shall have appropriated to compensate Landlord for any damage it incurs as a result of any default by Tenant hereunder. Landlord shall have the right, but not the obligation, following expiration of all applicable notice and cure periods provided herein, to apply all or any portion of the security deposit to cure any Tenant default at any time, in which event Tenant shall be obligated to restore the security deposit to its original amount within ten (10) business days, and Tenant’s failure to do so shall be deemed to be a material default of this Lease. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

5. RENT

5.1 Subject to the terms and conditions of this Lease (including, without limitation, Section 5.2 and Article 44, below), Tenant agrees to pay the Base Rent set forth in Section 1.6 for each month of the Term, payable in advance on the first business day of each month commencing with the Commencement Date, without any deduction or setoff whatsoever. All payments of Rent (as defined in Section 5.4) shall be payable in lawful U.S. money. Payments shall not be deemed received until actual receipt thereof by Landlord. If the Commencement Date is not the first day of a month, or if the Expiration Date is not the last day of a month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which this Lease commences or terminates. At the time of execution of this Lease by Tenant, Tenant shall pay all money due to Landlord as set forth in Article 1.

5.2 Notwithstanding anything in the foregoing to the contrary, provided that Tenant is in occupancy of the entire Premises, then for the second (2nd) and third (3rd) months of the Term (“Rent Abatement Period”), Tenant shall not be obligated to pay the Base Rent due for each such month, as provided in Section 1.6 above (the “Rent Credit”). Tenant acknowledges and agrees that the foregoing Rent Credit has been granted to Tenant as additional consideration for entering into this Lease and for agreeing to pay all “Rent” (defined in Section 5.4 below) and performing the terms and conditions otherwise required under the Lease.

5.3 Intentionally deleted.

5.4 In addition to Base Rent, for each calendar year beginning after the Base Year, Tenant shall pay to Landlord on the first day of each and every month of this Lease, one-twelfth (1/12th) of the Landlord’s reasonable estimate of Tenant’s Proportionate Share of the Operating Costs for that calendar year in excess of the actual Base Year Operating Costs. The rentable area in the Building and the rentable area in the Premises, and Tenant’s Proportionate Share of the Operating Costs are set forth in Article 1. Any discrepancy discovered after the Lease Date in connection with the square footages stated in Sections 1.1 and 1.2 shall not be a basis for a reduction in the Base Rent, unless otherwise agreed in writing by Landlord and Tenant. Base Rent, Tenant’s Proportionate Share of Operating Costs, and all other amounts payable by Tenant under this Lease whether to Landlord or to others are collectively defined as the “Rent.”

5.5 “Operating Costs” shall be determined for each calendar year by taking into account on a consistent basis all costs of management, maintenance, and operation of the Project. Operating Costs shall include but not be limited to: (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and escalator and elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of required licenses, certificates, permits and inspections and the cost of reasonably contesting the validity or applicability of any governmental enactments which may adversely affect Operating Costs, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program but only to the extent that participation in such programs is mandated by law; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine, including, without limitation, insurance premiums and insurance deductibles paid or incurred by Landlord; (iv) fees, charges and other costs, including management fees not to exceed four percent (4%) of Building revenues per year, consulting fees, legal fees and accounting fees, of all persons engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Project; (v) wages, salaries and other compensation and benefits of all persons engaged in the operation, maintenance or security of the Building, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees’ wages, benefits and taxes shall be included in Operating Costs based on the portion of their working time devoted to the Building; (vi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building; (vii) operation, repair, maintenance and replacement (to the extent permitted to be included in Operating Costs as Permitted Capital Costs (defined below)) of all systems, equipment, components or facilities which serve the Building in the whole or in part; (viii) amortization (including interest on the unamortized cost at a rate equal to Landlord’s actual cost of borrowed funds (the “Interest Rate”)) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Project, but if any such item constitutes a capital expenditure, then only to the extent permitted to be included in Operating Costs as Permitted Capital Costs; (ix) all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature (including, but not limited to, any “possessory interest tax” levied in connection with the Building), whether general, special, ordinary or extraordinary because of or in connection with the ownership, leasing and operation of the Project, including, without limitation, any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants) (collectively, “Property Taxes”); provided, however, that Property Taxes shall not, in any event include, income taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project); (x) costs incurred in connection with the parking areas servicing the Project; and (xi) the cost of capital repairs, replacements, improvements and other capital costs (the “Capital Costs”) incurred in connection with the Project (A) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, or (B) that are required under any Laws (as defined in Article 27 below), except for Capital Costs to remedy a condition existing prior to the Commencement Date which a federal, state or municipal governmental authority, if it had knowledge of such condition prior to the Commencement Date, would have then required to be remedied pursuant to the then-current Laws in their form existing as of the Commencement Date and pursuant to the then-current interpretation of such Laws by the applicable governmental authority as of the Commencement Date; provided, however, that each such permitted capital expenditure (collectively, the “Permitted Capital Costs”) shall be amortized (including interest on the unamortized cost at the Interest Rate) over its useful life in accordance with the practices of institutional landlords owning real estate in the general vicinity of the Building. Landlord shall have the right, but not the obligation, from time to time, to equitably allocate some or all of the Operating Costs among different tenants of the building (the “Cost Pools”). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building and the retail space tenants of the Building. The amount of all taxes payable under this Lease for the Base Year attributable to the valuation of the Project, inclusive of tenant improvements, shall be known as “Base Taxes.” If in any comparison year subsequent to the Base Year, the amount of Property Taxes decreases below the level of Base Taxes, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in Property Taxes occurred, the Base Year Operating Costs shall be decreased by an amount equal to the decrease in Property Taxes below the amount of the Base Taxes. If the Building is less than ninety-five percent (95%) occupied during all or a portion of the Base Year or a subsequent calendar year, the variable components of the Operating Costs as determined by Landlord shall be calculated as if the Building had been 95% occupied for the full calendar year. If during any calendar year (including the Base Year), Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Costs) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Costs allocable to such calendar year shall be deemed to be increased by an amount equal to the additional Operating Costs which would reasonably have been incurred during such calendar year by Landlord if it had, at its own expense, furnished such work or service to such tenant. In addition, if Landlord does not carry earthquake and/or terrorism insurance for the Project during the Base Year but subsequently obtains earthquake and/or terrorism insurance for the Project during the Term, then from and after the date upon which Landlord obtains such earthquake and/or terrorism insurance, and continuing throughout the period during which Landlord maintains such insurance, Operating Costs for the Base Year shall be deemed to be increased by the amount of the premium Landlord would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance is maintained by Landlord during such subsequent calendar year during the Term. Anything contained in the Lease to the contrary notwithstanding, Tenant acknowledges and agrees that for so long as the Project is owned by the State of California or any local public entity of government, including without limitation a state public retirement system, this Lease and the Tenant’s interest hereunder may constitute a possessory interest subject to property taxation and as a result may be subject to the payment of property taxes levied on that interest (the “possessory interest tax”). In addition, for so long as the Project is owned by a state public retirement system, the full cash value, as defined in Sections 110 and 110.1 of the California Revenue and Taxation Code, of the possessory interest upon which property taxes will be based will equal the greater of (A) the full cash value of the possessory interest, or (B) if Tenant has leased less than all of the Project, Tenant’s Proportionate Share of the full cash value of the Project that would have been enrolled if the Project had been subject to property tax upon acquisition by the state public retirement system. All discounts, reimbursements, rebates, refunds, or credits (collectively, “Reimbursements”) attributable to Operating Costs received by Landlord in a particular year shall be deducted from Operating Costs in the year the same are received, and assessments and premiums of Operating Costs which can be paid by Landlord in periodic installments shall be paid by Landlord in the maximum number of periodic installments permitted by law. Notwithstanding anything in the foregoing to the contrary, “Operating Costs” shall not include any of the following, for purposes of calculating the portion of Operating Costs payable by Tenant.

5.5.1 costs of leasing commissions, attorneys’ and other professional fees, promotional, marketing and advertising costs and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building;

5.5.2 Capital Costs other than the Permitted Capital Costs;

5.5.3 costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants’ or occupants’ improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Building;

5.5.4 any cost for which Landlord has been reimbursed by insurance, warranty, or otherwise, and the cost of utilities or services sold to Tenant or others for which Landlord is entitled to and actually receives reimbursement (other than through any operating cost reimbursement provision identical or substantially similar to the provisions set forth in this Lease);

5.5.5 Except as expressly permitted pursuant to this Section 5.5, bad-debt expenses, depreciation, interest and amortization on mortgages, or ground lease payments, if any;

5.5.6 costs of services or other benefits which are not available to Tenant but which are provided to other tenants of the Building;

5.5.7 costs incurred due to the violation by Landlord or any other tenant of the terms and conditions of any lease of space in the Building;

5.5.8 any amount paid by Landlord or Landlord’s managing agent to a subsidiary or affiliate of Landlord or Landlord’s managing agent, for management or other services to the Building or for supplies or other materials, to the extent the cost of such services, supplies or materials exceeds the cost that would have been paid had the services, supplies or materials been provided by parties unaffiliated with the Landlord or Landlord’s managing agent on a competitive basis;

5.5.9 Landlord’s general corporate overhead and general and administrative expenses;

5.5.10 any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that the parking areas of the Project shall not be deemed commercial concessions for purposes of this Section 5.5.10;

5.5.11 rentals and other related expenses for leasing a heating, ventilation and air conditioning system, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Building) which if purchased, rather than rented, would constitute a Capital Cost not included in Operating Costs pursuant to this Lease;

5.5.12 except in connection with events customarily recognized and performed at the Building (including, without limitation, in connection with certain holidays), any expenses incurred by Landlord for use of any portions of the Building to accommodate special events, including, but not limited to, shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies and advertising, beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of the Building in normal operations during Building standard hours of operation;

5.5.13 electric power costs or other utility costs for which any tenant directly contracts with the local public service company (but Landlord shall have the right to “gross up” as if the floor was vacant);

5.5.14 costs incurred to comply with Laws relating to the removal of Hazardous Material which was in existence on the Project prior to the Commencement Date, and was of such a nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it existed on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto;

5.5.15 costs incurred to remove, remedy, contain, or treat Hazardous Material, which Hazardous Material is brought onto the Project, after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it exists on the Project, would require the removal, remediation, containment or treatment of such Hazardous Material;

5.5.16 excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project);

5.5.17 any increase in the cost of Landlord’s insurance caused by a specific use of another tenant or by Landlord;

5.5.18 tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;

5.5.19 any fines, costs, late charges, liquidated damages, penalties or related interest charges imposed on Landlord or Landlord’s managing agent;

5.5.20 costs arising from the negligence or fault of other tenants or Landlord;

5.5.21 costs arising from Landlord’s charitable or political contributions;

5.5.22 legal fees and costs (including litigation costs), settlements, judgments or awards paid or incurred by Landlord because of disputes between Landlord and Tenant, Landlord and other tenants/occupants or prospective tenants/occupants or providers of goods and services to the Building;

5.5.23 costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants;

5.5.24 costs for acquisition of artwork for the Building, except for artwork required to be acquired by applicable Laws; and

5.5.25 costs arising from latent defects in the Building or Project.

5.6 Within one hundred twenty (120) days after December 31 of each calendar year, or as soon thereafter as practicable, the total of the Operating Costs for said calendar year just completed shall be determined by Landlord. Landlord shall give Tenant a statement setting forth of such determination (“Statement”), and Tenant within thirty (30) days thereafter shall pay to Landlord Tenant’s Proportionate Share of the Operating Costs for such calendar year in excess of the Base Year Operating Costs, less the payments made by Tenant to Landlord during such calendar year for Operating Costs in excess of the Base Year Operating Costs, or, if Tenant has overpaid such amount, Landlord shall credit any excess paid toward Tenant’s next rental payment due. During the first and last years of the Term, Tenant’s Proportionate Share of the Operating Costs shall be adjusted in proportion to the number of days of that calendar year during which this Lease is in effect over the total days in that calendar year.

5.7 Tenant’s Dispute of Operating Costs.

5.7.1 In the event Tenant disputes the actual amount due as Tenant’s Proportionate Share of Operating Costs and/or the actual amount of Operating Costs for any calendar year, Tenant may give written notice to Landlord (the “Inspection Request Notice”) of Tenant’s desire to review Landlord’s books and records applicable to Landlord’s determination of the Operating Costs (“Accounts Summary”). Such notice shall be given by Tenant no later than one hundred twenty (120) days after Tenant’s receipt of Landlord’s Statement for the applicable calendar year. Provided that Tenant has given Landlord the Inspection Request Notice, Tenant or Tenant’s accountant may, at reasonable times, inspect the Accounts Summary at Landlord’s office at the Project or at such other office located in Los Angeles, California as may be designated by Landlord, provided however, Tenant shall have the rights contained in this Section 5.7.1 only if for the year for which Tenant disputes the amount due as Tenant’s Proportionate Share of Operating Costs, both (i) the percentage increase thereof over the previous year exceeded at least three percent (3%), and (ii) the dollar amount of the increase of Tenant’s Share of Operating Costs for the disputed year over the previous year shall be at least $1,000.00.

5.7.2 The review by Tenant of the Accounts Summary shall be commenced no later than ten (10) business days after the date of Landlord’s receipt of the Inspection Request Notice (subject to reasonable coordination of the timing with Landlord), and shall be completed no later than thirty (30) days after the beginning of such review. If, after such inspection, Tenant continues to dispute the amount due as Tenant’s Proportionate Share of Operating Costs, Tenant shall, within ten (10) business days after the end of such review, give written notice to Landlord (the “Dispute Notice”) of the particular costs or expenses included in the Operating Costs which Tenant disputes, and the basis for Tenant’s dispute thereof. In the event that it is determined that an error has been made in Landlord’s determination of Tenant’s Proportionate Share of Operating Costs, then the parties shall make such appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing, provided that any reimbursements payable by Landlord to Tenant may, at Landlord’s option, instead be credited against the Base Rent next coming due under this Lease, unless the Term has expired, in which event Landlord shall refund (or credit against any other amounts then owing by Tenant) the appropriate amount to Tenant.

5.7.3 If Landlord informs Tenant that Landlord disputes any of the matters contained in the Dispute Notice, then, within fourteen (14) days after Tenant is informed of Landlord’s dispute of any of the matters contained in the Dispute Notice, Tenant shall hire a regionally recognized accounting firm (“CPA Firm”) (which CPA Firm is reasonably approved by Landlord and is not working on a contingency fee basis) to review the Accounts Summary. Such review of the Accounts Summary by the CPA Firm shall be completed not later than sixty (60) days after Landlord informs Tenant that Landlord disputes any of the matters contained in the Dispute Notice. The CPA Firm shall produce a written report (the “CPA Firm Report”) describing its review and conclusions in detail, a copy of which shall be given to Landlord and Tenant, and shall be binding on Landlord and Tenant. If the CPA Firm Report, with appropriate supporting documentation, indicates that Landlord’s determination of Operating Costs overstated the Operating Costs by at least five percent (5%), then Landlord shall give Tenant a credit against Base Rent next coming due for an amount equal to the reasonable cost of the CPA Firm Report. If Tenant does not give Landlord the Inspection Request Notice, the Dispute Notice or the CPA Firm Report within the respective required period, it shall be conclusively deemed that Tenant has approved Landlord’s determination of the Operating Costs and Tenant’s Proportionate Share thereof.

5.7.4 Tenant agrees that neither Tenant nor any of Tenant’s employees, agents or representatives (including, without limitation, the CPA Firm) shall use or disclose to any person or entity other than Tenant, any information or documents obtained by Tenant or such other persons during inspection of Landlord’s accounting records, provided however, this sentence shall not apply to, or bar or limit any legal action between Tenant and Landlord to enforce this Lease. Except as expressly provided in this paragraph, Tenant shall have no rights to inspect, copy, review, or audit the records of Landlord relating to Operating Costs, nor to dispute any portion of Operating Costs charged by Landlord to Tenant. Notwithstanding any claim or dispute regarding Operating Costs which may arise, in no event shall Tenant be entitled to deduct, offset or reduce any Rent otherwise payable by Tenant under this Lease, except as expressly provided otherwise in this Lease. All reviews of, and reports concerning the Accounts Summary shall be at Tenant’s sole cost and expense, subject to the provisions of Section 5.7.3. The provisions of this Section 5.7 shall survive the expiration of termination of the Term of this Lease.

5.8 In addition to Tenant’s Proportionate Share of Operating Costs, Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord when such taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises.

6. INITIAL CONSTRUCTION

Tenant shall construct the initial improvements in the Premises in accordance with the Tenant Work Letter attached to and made a part of this Lease as Exhibit B. Landlord will not be obligated to construct, install or pay for any improvements or facilities of any kind other than those called for in the Tenant Work Letter. All improvements that are paid for by Landlord under this Lease shall be the property of Landlord, subject to Section 7.4, and upon termination of this Lease, Tenant shall deliver the Premises to Landlord in the condition required by Article 35.

7. REPAIRS & ALTERATIONS

7.1 Subject to reimbursement pursuant to Section 5.4, and subject to the provisions of Section 7.2, and Articles 8 and 14, Landlord agrees to keep in first class condition the foundations, exterior walls, roof and other structural portions of the Project (the “Building Structure”), (b) the life safety, sprinkler, elevators and the HVAC, mechanical, electrical and plumbing systems of the Building (the “Building Systems”), (excluding, however, any plumbing in the Premises or any above Building-standard heating, air conditioning or lighting equipment installed by Tenant in the Premises, which repair shall be Tenant’s sole responsibility) and (c) the restrooms serving the floor of the Building on which the Premises are located, but, subject to Article 44 below, Landlord shall not be liable or responsible for breakdowns or temporary interruptions in service where reasonable efforts are used to restore service, and, subject to Section 9.8 below, provided that Landlord shall not be responsible for any repair or maintenance which is caused in whole or in part by the negligent act or omission or willful misconduct of Tenant or its agents, contractors, employees; and, subject to Section 9.8 below, in the event such repair or maintenance is caused by the negligent act or omission or willful misconduct of Tenant, Tenant shall reimburse Landlord for its Actual Costs (defined below) of such repair or maintenance within ten (10) business days of demand from Landlord, together with reasonable supporting documentation therefor, and shall indemnify, defend, protect and hold harmless Landlord against any and all loss, cost or liability in connection therewith. Landlord shall have a reasonable time after written notice from Tenant to perform necessary repairs or maintenance. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect. As used herein. “Actual Costs” shall mean incremental, out-of-pocket costs paid to third parties without any markup for profit, overhead or depreciation.

7.2 Subject to the provisions of Section 7.1, and Articles 8 and 14, Tenant shall keep and maintain the Premises in first class condition and repair, and shall make all necessary repairs thereto at Tenant’s sole cost and expense. Except as provided otherwise in this Lease, Tenant is responsible for all redecorating, remodeling, alteration and painting required by Tenant during the Term. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services performed for or materials furnished to Tenant or the Premises under this Article 7 or otherwise, and, in case of any claim of lien being filed, Tenant covenants and agrees to cause it to be released and removed of record or bonded over within ten (10) business days after Landlord notifies Tenant in writing thereof, or Landlord, at its sole option, may thereafter take all action necessary to release and remove such lien, and Tenant shall, within ten (10) business days following Landlord’s demand, reimburse Landlord for all costs and expenses relating thereto incurred by Landlord.

7.3 Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord. Landlord may condition its consent on, among other things, the installation of additional risers, feeders and other appropriate equipment as well as utility meters. The installation, maintenance, repair and replacement, as well as all charges in connection with all such meters and equipment shall be at Tenant’s sole cost and expense. Notwithstanding anything in the foregoing to the contrary, Tenant shall have the right, without the need to obtain Landlord’s prior written consent, to make any Alterations to the Premises desired by Tenant that (i) do not affect the Building Structure, (ii) do not adversely effect the Building Systems, (iii) do not affect the exterior appearance of the Building and are not visible from the outside of the Premises, (iv) do not require a building permit and (v) do not exceed $25,000.00 in the aggregate in any twelve month period (any such Alterations, “Permitted Alterations”). The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 7.

7.4 To the extent Landlord designates at the time Landlord approves such Alterations, any such designated Alterations and any Alterations made without the consent of Landlord, shall, be removed by Tenant at its expense before the expiration of the Term, provided that Landlord may not designate for removal any Alterations that are typical office improvements. All other Alterations shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord in good condition and repair, reasonable wear and tear and damage by casualty which is not Tenant’s obligation under this Lease to repair excepted. If removal of all or part of any Alterations is required in accordance with this Section 7.4, Tenant, at its expense, shall remove such Alterations and repair any damage to the Premises or the Building caused by such removal, and if Tenant fails to remove any Alterations required to be removed hereunder, then Landlord may (but shall not be obligated to) remove them and the cost of removal and repair of any damage shall be paid by Tenant to Landlord within ten (10) business days following Landlord’s written demand. Tenant shall not be entitled to any compensation from Landlord for any Alterations removed by Landlord or at Landlord’s direction. Notwithstanding anything to the contrary in the Lease, Landlord shall have no right under this Section 7.4 or otherwise to require Tenant to remove any Alterations that constitute improvements which are normal and customary for general office use.

7.5 Tenant shall construct all such Alterations and perform any and all repairs and/or remediation expressly required to be performed by Tenant under this Lease in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance or any agency guidelines, and pursuant to a valid building permit, issued by the applicable municipality, in conformance with Landlord’s reasonable construction rules and regulations. If such Alterations or repairs will involve the use of, reveal, or disturb Hazardous Materials (as that term is defined in Section 41.1 of this Lease) existing in the Premises, Tenant shall comply with Landlord’s reasonable rules and regulations concerning such

Hazardous Materials. Landlord’s consent to such Alterations or Landlord’s approval of the plans, specifications, and working drawings for such Alterations will create no responsibility or liability on the part of Landlord for the completeness, design, sufficiency or compliance with all laws, rules and regulations of governmental agencies or authorities (including without limitation the Americans With Disabilities Act of 1990 and the provisions of that Act applicable to the Project or any part of it) with respect to such Alterations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the Common Areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. Not less than fifteen nor more than twenty days prior to commencement of any Alterations, Tenant shall notify Landlord in writing of the work commencement date so that Landlord may post notices of nonresponsibility about the Premises. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the “as built” drawings of the Alterations.

7.6 The charges for work performed on behalf of Tenant by a contractor retained by Landlord pursuant to this Article 7 shall be deemed Rent under this Lease, payable within thirty (30) days of written billing therefor, either periodically during construction (but not more often than once each calendar month) or upon the substantial completion of such work, at Landlord’s option. Tenant shall reimburse Landlord for Landlord’s reasonable out of pocket costs and expenses paid to third parties reasonably retained by Landlord in connection with Landlord’s involvement with such work. If Tenant constructs any such Alterations, upon completion of such work, Tenant shall deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials.

7.7 In the event that Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 9 of this Lease immediately upon completion thereof.

8. FIRE OR CASUALTY DAMAGE

8.1 Repair of Damage to Premises by Landlord. If the Premises or any portion of the Project is damaged by fire or other cause (the “Occurrence”) without the gross negligence or intentional act of Tenant or its partners, trustees, officers, directors, shareholders, members, beneficiaries, licensees, invitees, or any subtenants or subtenants’ agents, employees, contractors, or invitees, servants, guests, or independent contractors (collectively, “Tenant Persons”), Landlord shall diligently, and as soon as practicable, repair the damage; provided, however, that Landlord may elect not to rebuild or restore the Premises or any portion of the Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within ninety (90) days after the date on which Landlord has actually discovered the full extent and nature of such damages, such notice to include a lease termination date and a date for Tenant to vacate the Premises (which, if Tenant shall not have vacated the Premises at such time, shall not be less than thirty (30) days after the date on which Tenant receives such notice). Landlord may so elect to terminate this Lease only if the Building shall be damaged by fire or other cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eight (180) days after the Occurrence; (ii) the Occurrence occurs during the last two (2) Lease Years; (iii) the holder of any mortgage on the Building or ground lessor with respect to the Project shall require that the insurance proceeds or any portion thereof be used to retire all or a portion of the mortgage debt, or shall terminate the ground lease, as the case may be; (iv) Landlord’s insurer has not agreed that the damage is fully covered, except for deductible amounts, by Landlord’s insurance policies; or (v) in Landlord’s reasonable discretion, twenty percent (20%) or more of the rentable floor area of the Project is unusable, unmarketable, damaged or destroyed. If either party terminates this Lease as set forth in this Article 8, the Base Rent and Tenant’s Proportionate Share of increases in Operating Costs (collectively, “Periodic Rent”) shall be apportioned and paid to the date of termination (subject to abatement as provided below). Such repair or restoration by Landlord shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Project or portion thereof, or any other modifications to the common areas reasonably deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired and Landlord shall use commercially reasonable efforts to perform such work in a manner designed to minimize material interference with Tenant’s use of the Premises. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 9.1 of this Lease and allocable to the value of the Tenant Improvements or Tenant’s Alterations, and Landlord shall repair any injury or damage to the Tenant Improvements or Tenant’s Alterations installed in the Premises and shall return such Tenant Improvements and Tenant’s Alterations to their condition prior to the Occurrence; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work.

8.2 Termination By Either Party

8.2.1 Within sixty (60) days after the date Landlord learns of the necessity for repairs as a result of damage, Landlord shall notify Tenant (“Damage Repair Estimate”) of Landlord’s estimated assessment of the period of time in which the repairs will be completed. If Landlord does not elect to terminate this Lease under the terms of Section 8.1, but the damage required to be repaired by Landlord is not repaired by the end of the 180 Day Period, then either Landlord or Tenant (subject to Section 8.2.2), within thirty (30) days after the end of the 180 Day Period, may terminate this Lease by written notice to the other party, in which event this Lease shall terminate as of the date of receipt of the notice, and the Periodic Rent shall be apportioned and paid to the date of termination (subject to abatement as provided below). The “180 Day Period” shall mean the period beginning on the date of the Occurrence and ending one hundred eighty (180) days from the date of the Occurrence. Notwithstanding the preceding provisions of Section 8.2.1, if (a) Landlord has not elected to terminate this Lease pursuant to the terms of Section 8.1, and (b) Landlord is proceeding to complete the repairs, then neither party shall have the right to terminate this Lease if, before the end of the 180 Day Period, Landlord, at Landlord’s sole option, gives written notice to Tenant that the repairs will be completed within thirty (30) days after the end of the 180 Day Period, and the repairs are actually completed within such thirty day period. If the repairs are not completed within thirty days after the end of the 180 Day Period, then either party may terminate this Lease by written notice to the other party. Such notice of termination shall be given within sixty (60) days after the end of the 180 Day Period, and shall be effective upon receipt thereof by the other party to this Lease.

8.2.2 If Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided in Section 8.1, and if the Damage Repair Estimate indicates that repairs cannot be completed within one hundred eighty (180) days after the Occurrence, Tenant may elect, not later than thirty (30) days after Tenant’s receipt of the Damage Repair Estimate, to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant’s notice.

8.2.3 In the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Term and if such damage shall take longer than sixty (60) days to repair, then notwithstanding anything in this Article 8 to the contrary, Tenant shall have the option to terminate this Lease by written notice to Landlord of the exercise of such option within sixty (60) days after Tenant learns of the necessity for repairs as the result of such damage.

8.2.4 Notwithstanding the provisions of Sections 8.2.1, 8.2.2 and 8.2.3 above, Tenant shall have the right to terminate this Lease under Sections 8.2.1, 8.2.2 and 8.2.3 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant Persons; (b) there is then no Default by Tenant; and (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises.

8.2.5 If Tenant terminates this Lease pursuant to this Section 8.2, the Periodic Rent shall be apportioned and paid to the date of termination (subject to abatement as provided below).

8.3 Rent Abatement. Subject to the last sentence of this Section 8.3, during the period that the damaged portion of the Premises is rendered unfit for the conduct of Tenant’s business or access to the Premises is prohibited by damage to the Premises or to any portions of the Common Areas, Periodic Rent shall be reduced by the ratio that the rentable square footage of the Premises thereby rendered unfit for the conduct of Tenant’s business bears to the total rentable square footage of the Premises, provided that Tenant does not occupy or use such untenantable portion of the Premises during such rent abatement period; provided, further, however, that in the event that, Tenant is prevented from conducting Tenant’s business in any portion of the Premises and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct Tenant’s business in the Premises, then Tenant’s Rent for the entire Premises shall be abated for such time during which Tenant is so prevented from effectively conducting (and does not conduct) Tenant’s business in the Premises. Notwithstanding the preceding sentence, if the damage was the consequence of the gross negligence or willful misconduct of any of the Tenant Persons, then the Periodic Rent shall be abated only to the extent Landlord actually receives rental or business interruption insurance proceeds allocated to the Periodic Rent for the Premises.

8.4 Tenant Liability for Damages. Subject to Section 8.5, all injury or damage to the Premises or the Building resulting from the gross negligence or intentional acts of any Tenant Persons shall be repaired at the sole cost of Tenant, payable on demand by Landlord, or at Landlord’s option, Landlord may require Tenant to perform such repairs or portion thereof and Periodic Rent shall not abate. If Landlord shall so elect, Landlord shall have the right to make repairs to the standard tenant improvements, not including any tenant extras, Alterations, or personal property, and any expense incurred by Landlord, together with interest thereon at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, as its prime rate, plus 2% per annum shall be paid by Tenant upon demand.

8.5 Release to Extent of Insurance Proceeds. Notwithstanding any other provisions of this Lease, and provided that any applicable insurance coverage is not thereby invalidated, limited, or made more expensive, Tenant shall be relieved from the obligation to repair or pay for physical injury or damage to the Project resulting from the negligence, gross negligence or intentional act of any of Tenant Persons only to the extent that Landlord actually receives insurance proceeds for complete payment in full for such repairs from Tenant’s or Landlord’s insurance.

8.6 Insurance Deductible. Notwithstanding the preceding provisions in this Article 8 concerning abatement of Periodic Rent, Tenant shall not be relieved from its obligation to pay Tenant’s Proportionate Share of the insurance deductibles under insurance policies carried by Landlord.

8.7 Waiver of Statutes. The provisions of this Lease, including this Article 8, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building, or any other portion of the Project, and any statute or regulation of the State in which the Building is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other such statute or regulation which may hereafter be in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building, or any other portion of the Project.

9. INSURANCE

9.1 Tenant shall during the entire Term maintain the following insurance coverage:

9.1.1 Commercial General Liability Insurance for personal injury and property damage claims arising out of Tenant’s occupation or use of the Premises and from its business operations, and including liability arising under any indemnity set forth in this Lease in amounts of not less than $1 million for each occurrence and $2 million for all occurrences each year.

9.1.2 Property damage insurance covering all Tenant’s furniture, trade fixtures, office equipment, merchandise and other property in the Premises and all original and later-installed tenant improvements in the Premises. This insurance shall be an “all risk” policy covering the full replacement cost of the items covered and including vandalism, malicious mischief, earthquake sprinkler leakage coverages.

9.1.3 The Tenant will maintain in force all required workers’ compensation or other similar insurance pursuant to all applicable state and local statutes and regulations.

9.2 All insurance provided by Tenant under this Lease shall be coordinated with any preceding, concurrent or subsequent, occurrence or claims made insurance, in such a manner as to avoid any gap in coverage against claims arising out of occurrences, conduct or events which take place during the period beginning on the Lease Date and ending on termination of this Lease.

9.3 Landlord makes no representation that the insurance coverage required of Tenant provides adequate coverage for Tenant’s needs or for its obligations under this Lease. Tenant shall not do or permit to be done anything which shall cause the cancellation of, invalidate, increase the rate of, or otherwise adversely affect, the insurance policies referred to in this Article 9.

9.4 Landlord shall not be deemed to have waived or reduced any of the insurance coverage requirements for Tenant except by an express written agreement to that effect. The receipt by Landlord or its contractors or agents of insurance policies, certificates, letters, or other correspondence, documents or information which do not conform to the insurance requirements of this Lease, or the failure of Landlord to receive policies, certificates, or other documentation required by this Article 9, shall not be deemed to be Landlord’s consent to a waiver or reduction of any such requirements, despite any failure by Landlord to object to same at the time of receipt (or lack of receipt), or thereafter. Any reduction, modification, or waiver of any of Tenant’s insurance requirements under this Lease may be made only by a written document signed by Landlord and Tenant which expressly amends the pertinent described portions of this Lease.

9.5 Landlord shall have the right and option, but not the obligation, upon ten (10) business days notice to Tenant, to maintain any or all of the insurance which is required in Section 9.1 to be provided by the Tenant if Tenant fails to maintain the insurance required of Tenant in this Article 9. All costs of Tenant’s insurance provided by the Landlord shall be obtained at Tenant’s expense.

9.6 The minimum insurance requirements set forth in this Lease shall not limit the liability of Tenant under this Lease. The Landlord, and any parties reasonably specified by the Landlord and identified in a written notice to Tenant, including, without limitation, mortgagees or ground lessors of Landlord, and Landlord’s property and investment manager, shall be named as additional insureds under the Tenant’s insurance. All insurance companies providing insurance pursuant to this Article shall be rated at least A-XII in Best’s Key Rating Guide and shall be otherwise reasonably acceptable to Landlord and licensed and qualified to do business in the State of California. Insurance provided by the Tenant shall be primary as to all covered claims and any insurance carried by Landlord is excess and is non-contributing. Each Tenant’s insurance policy must not be cancelable or modifiable except upon thirty (30) days prior written notice to Landlord and any specified mortgagee of Landlord. The insurance must also contain a customary severability of interest clause acceptable to Landlord. Copies of policies or original certificates of insurance with respect to each policy shall be delivered to the Landlord prior to the Commencement Date, and thereafter, at least thirty (30) days before the expiration of each existing policy. Any insurance required hereunder of Tenant may be provided with blanket insurance policy(ies) insuring Tenant at locations in addition to the Premises, so long as such blanket policy(ies) expressly affords the coverage required of Tenant under this Lease. Tenant shall take all necessary steps so as to prevent the actual effective aggregate coverage of such blanket policy(ies) from being eroded below the coverage required to be provided by Tenant under this Lease at any time by claims, or reserves therefor established by the insurer, so that the minimum coverage afforded to Landlord required by this Lease shall at all times remain in effect.

9.7 Landlord has the right at any time, but not the obligation, to reasonably change, cancel, decrease or increase any insurance required or specified under this Lease, provided any increase in or changes in types of insurance shall be consistent with the then current requirements of Institutional Owner Practices. Landlord at its option may obtain any of the required insurance directly or through umbrella policies covering the Building and other assets owned by Landlord.

9.8 Waiver of Subrogation. Notwithstanding any provision of this Lease to the contrary, Landlord and Tenant intend that their respective property damage loss risks shall be borne by their respective insurance carriers to the extent of the property damage insurance that each of Landlord and Tenant are required to carry under this Article 9, and Landlord and Tenant agree to cause their respective insurance companies issuing property damage insurance to waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord or Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other (and hereby agree to look solely to, and seek recovery only from, their respective insurance carriers) on account of any loss or damage to their respective property to the extent such loss or damage is actually covered under their respective insurance or is of a type that is (or would have been) covered by the insurance that each of Landlord and Tenant are required to carry under this Article 9.

9.9 Landlord’s Insurance. Landlord shall carry commercial general liability insurance with respect to the Project during the Term and shall further insure the Project during the Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time determine in good faith, but in any case shall, at minimum, be consistent with the coverage that would be carried with respect to the Project by an owner acting consistently with the practices of the majority of the institutional owners of institutional grade, first-class office projects located in the West Los Angeles, California area (“Institutional Owner Practices”). Landlord at its option may obtain any of the required insurance directly or through umbrella policies covering the Building and other assets owned by Landlord.

10. WAIVER AND INDEMNIFICATION

To the extent not prohibited by law, Landlord, its partners, trustees, ancillary trustees and their respective officers, directors, shareholders, members, beneficiaries, agents, servants, employees, and independent contractors (collectively, “Landlord Persons”) shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except for any personal injury or property damage to the extent arising from the gross negligence or intentional misconduct of Landlord Persons. Tenant agrees to indemnify, defend, and hold Landlord harmless from and against all claims and all costs, including reasonable attorneys’ fees, expenses and liabilities, arising or resulting from (a) any accident, injury, death, loss or damage to any person or to any property including the person and property of Tenant and its employees, agents, officers, guests, and all other persons at any time in the Premises(b) the occupancy or use of the Premises by the Tenant, or (c) any gross negligent or willful act or omission of any Tenant Persons, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or intentional misconduct of Landlord. Landlord shall indemnify, defend, protect, and hold harmless Tenant from and against all claims and all costs, including reasonable attorneys’ fees, expenses and liabilities, actually incurred in connection with or arising from the gross negligence or intentional misconduct of Landlord, provided that the terms of the foregoing indemnity shall not apply to the negligence or intentional misconduct of an Tenant Persons. Notwithstanding anything to the contrary set forth in this Lease, either party’s agreement to indemnify the other party as set forth in this Section 10 shall be ineffective to the extent the matters for which such party agreed to indemnify the other party are covered by insurance required to be carried by the non-indemnifying party pursuant to this Lease. Further, Tenant’s agreement to indemnify the Landlord Persons and Landlord’s agreement to indemnify Tenant pursuant to this Section 10 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered, the matters, subject to the parties’ respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of the Term or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant in the Building. The indemnification obligations of Tenant and Landlord under this Lease shall survive the expiration or earlier termination of this Lease.

11. USE OF PREMISES

11.1 The Premises are leased to Tenant for the sole purpose set forth in Section 1.10 and Tenant shall not use or permit the Premises to be used for any other purposes without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Without limiting the foregoing, Tenant is expressly prohibited from using the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization (except to the extent used for business office or administrative purposes only); (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use (such as normal in house training); (v) retail or restaurant uses; or (vi) operational offices of communications firms transmitting to the public from the Premises, such as radio and/or television stations. Tenant shall not allow occupancy density of use of the Premises which is materially greater than the average density of the other tenants of the Building. Tenant further covenants and agrees that it shall not use, or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the Rules and Regulations (defined below), attached hereto as Exhibit D, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Landlord shall not be responsible to Tenant for the nonperformance of any of such rules and regulations by or otherwise with respect to the acts or omissions of any other tenants, guests or occupants of the Building; provided, however, that Landlord shall not enforce the Rules and Regulations in a discriminatory manner.

11.2 Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the real property underlying the Project. Tenant shall, at its expense, obtain any governmental permits or approvals required for Tenant’s intended use of the Premises except as may be expressly provided in this Lease, including, without limitation, in Exhibit B. The obtaining of any such permits or approvals is not a condition to any of Tenant’s obligations under this lease. Tenant acknowledges that except as expressly stated in this Lease, neither Landlord nor Landlord’s agent has made any representation or warranty, whether express or implied, as to the Premises, including, without limitation, the suitability of the Premises for the conduct of Tenant’s business. Except as otherwise expressly provided in this Lease (including, without limitation, in the Tenant Work Letter), Tenant accepts the Premises in their AS IS condition as of the Lease Date, with all faults and defects. Tenant has been advised by Landlord to conduct its own investigation of the suitability of the Premises for Tenant’s intended use, including, without limitation, a careful inspection of the Premises, a review of all applicable laws and ordinances, and inquiries of all applicable government agencies before executing this Lease.

12. SIGNS

12.1 General. Landlord retains absolute control over the exterior appearance of the Building and Project and the exterior appearance of the Premises as viewed from the public halls and public areas. Except as otherwise provided in Section 12.2 below, Tenant will not install, or permit to be installed, any drapes, furnishings, signs, lettering, designs, advertising or any items that will in any way alter the exterior appearance of the Building or the exterior appearance of the Premises as viewed from the public halls and public areas. Any sign, advertising, design, or lettering installed by Tenant shall be considered an Alteration (as defined in Section 7.3) and shall be subject to the provisions of Article 7. All signage rights granted to Tenant under this Lease are personal, and may not be assigned or transferred, except to an Affiliate in connection with a Permitted Transfer or to an assignee of all of Tenant’s interest in this Lease approved by Landlord in accordance with Article 13, without Landlord’s prior written consent, which consent Landlord may withhold in its sole discretion.

12.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Landlord shall provide Tenant’s suite entrance signage and elevator lobby signage, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

12.3 Building Directory. A building directory will be located in the lobby of the Building. Tenant shall have the right to designate name strips under Tenant’s entry in such directory at the rate of three (3) strips per each 1,000 rentable square feet of the Premises to display Tenant’s name and location in the Building, the name and location of any other person or business entity lawfully occupying the Premises or any part thereof, and the names of each of the foregoing entities’ departments, officers and employees. Landlord shall enter such names on the directory at Tenant’s sole cost and expense.

13. ASSIGNMENT AND SUBLETTING

13.1 Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit a third party to occupy or use) (collectively, a “Transfer”) the Premises, or any part thereof, nor shall any Transfer of this Lease or the right of occupancy be effected by operation of law or otherwise, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed; provided, however, that the parties hereby agree that it shall be deemed to be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where, without limitation as to other reasonable grounds for withholding consent: (i) the transferee is of a demonstrated character or reputation or is directly engaged in a business which is not consistent with the quality of the Building (as judged with reference to the then existing direct tenants in the Building); (ii) the transferee is either a governmental agency or instrumentality thereof; (iii) the transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested; (iv) the Transfer may result in a significant increase in the use of the utilities, services or Common Areas of the Project; (v) the proposed assignee or sublessee is an existing tenant of the Building, (vi) the proposed Transfer would cause a violation of another lease for space in the Building, or would give an occupant of the Building a right to cancel its lease, or (vii) Tenant is in default of this Lease beyond all applicable notice and cure periods under this Lease. Notwithstanding the foregoing, however, neither an assignment or sublease of the Premises or any portion thereof to a transferee which is (i) the resulting entity of a merger or consolidation of Tenant with another entity (ii) an entity which is controlled by, controls, or is under common control with, Tenant or (iii) the transferee of all or substantially all of Tenant’s assets (any of the foregoing (i), (ii) or (iii) an “Affiliate”), shall be deemed a Transfer (and shall not be subject to any provision of this Article 13 other than this sentence of this paragraph of this Section 13.1) (a “Permitted Transfer”), but Tenant shall notify Landlord in writing at least thirty days in advance of any such assignment or sublease and, within ten (10) business days following receipt by Tenant of written request therefor by Landlord, supply Landlord with any documents or information reasonably requested by Landlord regarding such Permitted Transfer or Affiliate, and provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. Notwithstanding any provision of this Lease, or any present or future law to the contrary, Landlord and Tenant hereby expressly agree that if a court of competent jurisdiction determines that Landlord unreasonably withheld consent to a proposed Transfer, Tenant hereby waives any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee, but Tenant retains the right to sue Landlord for any contract damages suffered by Tenant if Landlord unreasonably withholds its consent to a proposed Transfer (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring). If Landlord consents to the proposed Transfer, (a) the initial Tenant and subsequent transferees shall remain liable under this Lease; and (b) each of the transferees shall agree in a commercially reasonable writing reasonably acceptable to Landlord to assume and be bound by all of the terms and conditions of this Lease. Any Transfer without Landlord’s written consent shall be voidable by Landlord and, at Landlord’s election, following expiration of applicable notice and cure periods, shall constitute an “Event of Default,” as that term is defined in Article 24 of this Lease. Neither the consent by Landlord to any Transfer nor the collection or acceptance by Landlord of Rent from any assignee, subtenant or occupant shall be construed as a waiver or release of the initial Tenant from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further Transfer. Tenant hereby assigns to Landlord the Rent and other sums due from any subtenant, assignee or other occupant of the Premises and hereby authorizes and directs each such subtenant, assignee or other occupant to pay such rent or other sums directly to Landlord; provided, however, that until the occurrence of an Event of Default, Tenant shall have the right to continue collecting such rent and other sums.

If Landlord consents to a Transfer under this Section 13.1, Tenant will pay Landlord’s processing costs and attorneys’ fees incurred in giving such consent (not to exceed $1,500.00 in any one instance for a transfer in the ordinary course of business). If, for any proposed Transfer (other than a Permitted Transfer to an Affiliate, in which event this provision shall not apply), Tenant contracts to receive total Rent or other consideration (amortized over the term of the assignment or sublease) exceeding the total Rent called for hereunder (prorated by the ratio that the assignment or sublease term and square footage bears to the term and square footage of this Lease) after deduction (amortized over the term of the assignment or sublease) of reasonable costs incurred by Tenant in connection with such Transfer for brokerage commissions, tenant improvements or finish work, attorneys fees, rent concessions, and advertising costs, Tenant will pay fifty percent (50%) of the excess (on a monthly basis) to Landlord as additional Rent promptly upon receipt.

13.2 Except with respect to a Permitted Transfer to an Affiliate, in which event this provision shall not apply, in the event of a proposed assignment or subletting, that will result in an aggregate of fifty percent (50%) or more of the Premises being subleased or assigned at such time, Landlord shall also have the right, by notice to Tenant, (i) to terminate this Lease in the event of an assignment as to all of the Premises and, in the event of a sublease, as to the portion of the Premises subject to the proposed sublease only and (ii) to require that all or part, as the case may be, of the Premises be surrendered to Landlord for the balance of the Term (collectively “Recapture the Lease”); provided, however, that at any time on or before the date that is ten (10) business days following Landlord’s delivery of a Recapture Notice, Tenant may deliver to Landlord a written notice (a “Rescission Notice”) in which Tenant may notify Landlord that it will not consummate the Transfer that is the subject of the applicable Transfer, and if Tenant so delivers a Rescission Notice within such time period, Landlord’s Recapture Notice shall be null and void and of no further force or effect. Notwithstanding the previous sentence, if, before entering into a proposed assignment or sublease, Tenant gives written notice to Landlord of Tenant’s intention to sublease or assign, and Landlord does not, within fifteen business days after Landlord’s actual receipt of such written notice and all information requested by Landlord relating to such proposed assignment or subletting, inform Tenant that Landlord intends to Recapture the Lease, then Landlord may not Recapture the Lease by reason of such proposed assignment or subletting, provided that: (i) if Landlord consents to the proposed assignment or subletting, Tenant shall complete such assignment or sublease within one hundred twenty (120) days after the date of such consent, and (ii) nothing contained in this Section 13.2 shall be deemed to waive any of Landlord’s rights to approve or disapprove a Transfer as provided in Section 13.1 of this Lease.

14. EMINENT DOMAIN

In the event any portion of the Premises is taken from Tenant under eminent domain proceedings, Tenant shall have no right, title or interest in any award made for such taking, except for any separate award for (a) loss of or damage to Tenant’s personal property and any fixtures and improvements installed by Tenant in the Premises and which have not become the property of Landlord, (b) loss of goodwill and (c) Tenant’s relocation costs associated with such taking. If ten percent (10%) or more of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Tenant and Landlord shall have the option to terminate this Lease upon ninety (90) days notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

15. WAIVER AND SEVERABILITY

15.1 The consent of Landlord or Tenant in any instance to any variation of the terms of this Lease, or the receipt by Landlord of Rent with knowledge of any breach, shall not be deemed to be a waiver as to any breach of any Lease covenant or condition (other than with respect to that portion of the Rent actually received), nor shall any waiver occur to any provision of this Lease except in writing, signed by Landlord or Landlord’s authorized agent or Tenant or Tenant’s authorized agent. The waiver or relinquishment by Landlord or Tenant of any right or power contained in this Lease at any one time or times shall not be considered a waiver or relinquishment of any right or power at any other time or times. If Tenant tenders payment to Landlord of an amount which is less than the Rent then due to Landlord, at Landlord’s option, Landlord may reject such tender, and such tender shall be void and of no effect, or Landlord may accept such tender, without prejudice to Landlord’s right to demand the balance due. This Lease constitutes the entire agreement of the parties and supersedes any and all prior or contemporaneous written or oral negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. No supplement, modification or amendment to this Lease shall be binding unless executed in writing by both parties.

15.2 If any term or provision of this Lease or any application shall be invalid or unenforceable, then the remaining terms and provisions of this Lease shall not be affected.

16. USE OF COMMON FACILITIES

As used in this Lease, “Common Areas” shall mean all areas within the Project which are available for the common use of tenants of the Project (including Tenant) and which are not leased or held for the exclusive use of Tenant or any other tenant. Common Areas include without limitation parking areas and driveways, sidewalks, loading areas, lobbies, stairways, elevators, access road, corridors, landscaped and planted areas. Use of the Common Areas may be reasonably restricted by Landlord from time to time for purposes of repairs or renovations.

17. SERVICES

17.1 Landlord shall furnish to the Premises throughout the Term (i) reasonable amounts of electricity for normal office uses, including, without limitation, lighting and office machines (including computers, printers, copiers and telecommunication machines (ii) heating, ventilation and air conditioning(“HVAC”) appropriate for the comfortable use and occupancy of the Premises for normal office use during the hours specified in Section 1.14, except for legal holidays, observed by the federal government, (iii) janitorial service each weekday, (iv) regular trash removal from the Premises, (v) hot and cold water from points of supply for reasonable and normal drinking, kitchenette and lavatory use, (vi) restrooms as required by applicable code and maintained in accordance with Section 7.1, (vii) reasonable access control services and/or systems for the Building in a manner consistent with Institutional Owner Practices, and (vii) elevator service. Water, electricity and elevator service shall be available at all times (seven (7) days per week, twenty-four (24) hours per day). The cost of all services provided by Landlord shall be included within Operating Costs, unless charged directly (and not as a part of Operating Costs) to Tenant or another tenant of the Building. Landlord agrees to furnish landscaping and grounds maintenance for the areas used in common by the tenants of the Building. Services shall be furnished by Landlord and reimbursed by Tenant as part of Operating Costs; however, except as provided otherwise in Article 44, below, Landlord shall be under no responsibility or liability for failure or interruption in such services caused by breakage, accident, strikes, repairs or for any other causes beyond the control of Landlord, nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish service shall not be construed as an eviction of Tenant, nor, except as provided otherwise in Article 44, work an abatement of Rent, nor render Landlord liable in damages, nor, except as provided otherwise herein, release Tenant from prompt fulfillment of any of the covenants under this Lease.

17.2 If Tenant requires or requests that HVAC services be provided to the Premises during periods in addition to the periods set forth in Section 1.14 (“After Hours HVAC”), Landlord shall provide such After Hours HVAC upon reasonable prior notice from Tenant (which notice shall be provided in the manner required reasonably by Landlord’s building management at any time prior to 5:00 p.m. on any business day for After Hours HVAC on the same day or at any time prior to 5:00 p.m. on the prior business day for After Hours HVAC use on any Saturday, Sunday or Holiday and may provide for the provision of After Hours HVAC on a recurring basis). If Tenant uses After Hours HVAC or requires or requests electricity or water in excess of the building standards as provided above (“Excess Consumption”), Tenant shall pay, as Additional Rent, within thirty (30) days of demand, Landlord’s prevailing hourly rate for such services (with a required a two hour minimum charge), provided such rate shall not exceed the cost of utility services and/or the cost of labor related to the provision of such services (without any inclusion for any increases, overhead or profit), and, if applicable, Tenant shall pay the cost of the installation, operation, and maintenance of equipment which is installed in order to supply or meter such Excess Consumption, and the cost of the increased wear and tear on existing equipment caused by such Excess Consumption. Further, Tenant shall have the right, subject to Landlord’s reasonable approval of the specifications therefor, and subject to payment by Tenant of any costs resulting from Excess Consumption related thereto, as provided above, to install additional HVAC equipment in the Premises, provided such equipment shall not in any manner exceed the electrical or cooling capacity of the Building systems available to the Premises, as determined by Landlord, or otherwise aversely affect the Building structure or Building systems in any manner. Tenant shall be responsible at Tenant’s cost for the installation, maintenance, repair and removal of any such additional HVAC equipment at the end of the Term and for the repair of any damage caused by any of the foregoing.

17.3 All telephone, electricity, gas, heat and other utility service furnished to the Premises shall be paid for by Tenant except to the extent that such services are required to be provided by Landlord under Section 17.1 (in which case, the cost is to be included within Operating Costs). If in Landlord’s judgment, as reasonably determined by Landlord in a manner and method that is consistent with Institutional Owner Practices, Tenant is using a disproportionate share of one or more utilities (and which is an amount in excess of the amount Landlord is required to provide under Section 17.1, above), Landlord may separately meter or monitor the utility services provided to the Premises, and in such case, the cost of any meter shall be borne by Tenant.

18. ENTRY OF LANDLORD

Landlord reserves the right to enter upon the Premises for the purposes permitted under this Lease at all reasonable times during Tenant’s normal business hours upon reasonable prior notice (except in the event of an emergency, in which event no notice shall be required) and reserves the right, during the last nine (9) months of the Term, to show the Premises at reasonable times to prospective tenants and to affix for lease/rent signs to the Building at the

Landlord’s discretion. Landlord may, with reasonable prior notice (except in the event of an emergency, in which event no notice shall be required) to Tenant, enter the Premises at any reasonable time for purposes of repair or maintenance of the Premises or any portion of the Project, or for the health, safety or protection of any person or property. If deemed appropriate by Landlord for the health, safety or protection of person or property, Tenant shall, upon notice from Landlord, vacate the Premises as Landlord directs.

19. COVENANT OF QUIET ENJOYMENT; ACCESS

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

Except in an emergency and subject to applicable Laws, Tenant shall be granted access to the Building, the Premises and the Project parking facility twenty-four (24) hours per day, seven (7) days per week, every day of the year, subject to Landlord’s reasonable access control procedures, the Rules and Regulations, and the terms of this Lease.

20. SUBORDINATION AND ATTORNMENT

Subject to the terms of this Article 20, this Lease is subject and subordinate to all ground or underlying leases and to any first mortgage(s) which may now or hereafter affect those leases or the land and to all renewals, modifications, consolidations, replacements and extensions thereof (collectively, “Security Documents”). Except as otherwise provided in this Article 20 below, this subordination shall be self-operative; however, Tenant shall execute within fifteen (15) days any commercially reasonable instrument that Landlord or any first mortgagee may request confirming subordination. Before any foreclosure sale under a mortgage, the mortgagee may have the right to subordinate the mortgage to this Lease, and, in the event of a foreclosure, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord the purchaser of Landlord’s interest under this Lease. Tenant shall, within fifteen (15) days following the request of a mortgagee or purchaser at foreclosure, execute, acknowledge and deliver any commercially reasonable instrument that has for its purpose and effect the subordination of the lien of any mortgage to this Lease or Tenant’s attornment to the purchaser. Landlord represents and warrants to Tenant that, as of the Lease Date, there are no Security Documents which affect the Project, or any part thereof (or to which Tenant’s interest in this Lease is subordinate). Notwithstanding any provision to the contrary contained in this Article 20, in consideration of, and as a condition precedent to, Tenant’s agreement to permit its interest pursuant to this Lease to be subordinated to any particular future ground or underlying lease of the Building or the Project or to the lien of any future mortgage or trust deed hereafter enforced against the Building or the Project and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a commercially reasonable non-disturbance agreement executed by the landlord under such ground lease or underlying lease or the holder of such first mortgage or trust deed.

21. ESTOPPEL CERTIFICATES

Tenant or Landlord shall at any time upon not less than ten (10) business days prior written notice from Landlord or Tenant, as applicable, execute, acknowledge and deliver to the other a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Periodic Rent is paid in advance, if any, and (ii) acknowledging that there are not, to such party’s knowledge, any uncured defaults by the other party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer of the Premises or any transferee of any portion of Tenant’s interest under this Lease. Tenant’s or Landlord’s failure to deliver this statement within such time shall be conclusive upon Tenant or Landlord, as applicable, (a) that this Lease is in full force, without modification except as may be represented by Landlord or Tenant, as applicable, (b) that there are no uncured defaults in Landlord’s or Tenant’s performance, as applicable, and (c) that not more than one month’s Base Rent has been paid in advance. If Landlord desires to finance or refinance the Project, or any part thereof, Tenant agrees to deliver to any lender designated by Landlord such reasonable financial statements or other reasonable information concerning Tenant as may be reasonably required by that lender. All such financial statements shall be received by Landlord, and if applicable, delivered to Landlord’s lender in confidence and shall be used only for the specified purposes.

22. BUILDING RULES AND REGULATIONS

Tenant agrees to abide by the rules and regulations of the Building imposed by Landlord and attached hereto as Exhibit D (the “Rules and Regulations”), which Rules and Regulations are imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises and the Building, and as may be reasonably necessary for the proper enjoyment of the Building by all tenants and their clients, customers and employees. The Rules and Regulations may be reasonably changed from time to time by the Landlord on reasonable notice to Tenant.

23. NOTICES

All notices or other communications between the parties shall be in writing and shall be deemed duly given, (i) on the date of delivery, if delivered in person, (ii) upon receipt by the addressee, if mailed by certified or registered mail, (iii) the date of delivery, if delivered to the parties at their addresses set forth in Sections 1.15 and 1.16 by a nationally recognized overnight courier or (iv) upon receipt of electronic confirmation, if such communication is sent by facsimile transmission at the facsimile numbers set forth in Sections 1.15 and 1.16, provided, however, that any notice given by facsimile which is received after 5:00 pm on any business day shall be deemed to have been delivered on the following business day. Any notice given by facsimile transmission shall also require a notice sent by certified or registered mail on the same day as the facsimile transmission. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

24. EVENTS OF DEFAULT

Each of the following shall constitute an “Event of Default:” (i) Tenant fails to pay Rent within five (5) days after notice that such sum is past due, (ii) Tenant fails to observe or perform any other Lease term, condition, obligation or covenant binding upon, or required of Tenant, within ten (10) days after Tenant receives notice thereof from Landlord; provided, however, that if the nature of such failure is such that more than ten (10) days are reasonably required for its cure, such failure shall not be deemed an Event of Default if Tenant commences such cure within such ten (10) day period and thereafter diligently pursues such cure to completion, (iii) Tenant abandons the Premises for a period of thirty (30) consecutive calendar days while there is an uncured Event of Default in the payment of Rent; (iv) Tenant makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises or all or substantially all of Tenant’s assets is appointed, (v) Tenant files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant, and is not discharged by Tenant within sixty (60) days or (vi) there is a Transfer (as defined in Article 13) of the Premises or the Lease by Tenant, without the prior written consent of Landlord as required by Article 13 and Tenants fails to rescind such Transfer within fifteen (15) days after notice from Landlord.

25. LANDLORD’S REMEDIES

25.1 Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

25.1.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

25.1.1.1 The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

25.1.1.2 The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

25.1.1.3 The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

25.1.1.4 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

25.1.1.5 At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 25.1 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others, including, without limitation, late charges and interest. As used in Sections 25.1.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Section 25.3, below, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 25.1.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

25.1.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

25.2 Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 25, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

25.3 If Tenant fails to pay any Rent within five (5) days after the Rent becomes due and payable, Tenant shall pay to Landlord a late charge of ten percent (10%) of the amount of overdue Rent. In addition, any late Rent payment shall bear interest from the date that Rent became due and payable to the date of payment by Tenant at the interest rate of ten percent (10%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law. Late charges and interest shall be due and payable within five (5) business days after written demand from Landlord. Notwithstanding the foregoing, there shall be no late charge payable on the first such late payment in any calendar year, provided that Tenant cures the delinquency within five (5) days after written notice from Landlord.

26. RIGHT OF LANDLORD TO CURE TENANT’S DEFAULT

If an Event of Default occurs, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the expense, together with interest, at the interest rate set forth in Section 25.3, to Tenant. Payment for the cure shall be due and payable by the Tenant within ten (10) business days of Landlord’s demand therefor; however, the making of any payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

27. COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation, guideline or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Laws”). At its sole cost and expense, Tenant shall promptly comply with all applicable Laws , including, but not limited to, such measures set forth in Article 41 of this Lease, below, which relate to (i) Tenant’s use and occupancy of the Premises, (ii) the Alterations or Tenant Improvements in the Premises, or (iii) the Base Building (defined below), but, as to the Base Building, only to the extent such obligations are triggered by Tenant’s Alterations, the Tenant Improvements, or Tenant’s use of the Premises for other than general office use. The term “Base Building” shall mean the Building Structure and the Building Systems. Except as otherwise provided in this Article 27, should any Laws now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such Laws. The judgment of any court of competent jurisdiction, regardless of whether Landlord or Tenant, as applicable, is a party thereto, that Tenant or Landlord, as applicable, has violated any of said Laws, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all applicable Laws relating to the Base Building, provided that compliance with such applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees. Landlord shall be permitted to include in Operating Costs any costs or expenses incurred by Landlord under this Article 27 to the extent consistent with the terms of Section 5.5 above.

28. BENEFIT

Subject to the provisions of Article 13 hereof, the rights, duties and liabilities created hereunder shall inure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

29. PROHIBITION AGAINST RECORDING

Except as provided in this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under, or on behalf of Tenant, and the recording thereof in violation of this provision shall be deemed an Event of Default under this Lease.

30. TRANSFER OF LANDLORD’S INTEREST

Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project and Building and in this Lease, and Tenant agrees that in the event of any such transfer and a transfer of the security deposit, Landlord shall automatically be released from all liability under this Lease accruing from and after the date of such transfer, and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

31. FORCE MAJEURE

Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor or materials or reasonable substitutes therefore, governmental actions, acts of terrorism, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the “Force Majeure”), except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, and Tenant’s obligations under Articles 10, 11 and 27 of this Lease notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay, or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

32. LANDLORD EXCULPATION

It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord in and to the Project and Building (including any insurance proceeds which Landlord receives), and neither Landlord, nor any of its constituent partners, shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Under no circumstances shall Landlord be liable for injury to Tenant’s business or for any loss of income or profit therefrom.

This Lease is being executed by CB Richard Ellis Investors LLC (“CB Richard Ellis”) on behalf of Landlord. No present or future officer, director, employee, trustee, partner, member, manager, retirant, beneficiary, internal investment contractor, investment manager or agent of Landlord shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, partner, member, manager, retirant, beneficiary, internal investment contractor, investment manager or agent under or in connection with this Lease or any other document or instrument heretofore or hereafter executed in connection with this Lease. Tenant hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Article 32 are in addition to, and not in limitation of, any limitation on liability applicable to Landlord provided by law or in any other contract, agreement or instrument. Tenant further acknowledges that CB Richard Ellis has entered into this Lease as investment manager to Landlord and Tenant agrees that all persons dealing with CB Richard Ellis must look solely to Landlord (for which CB Richard Ellis is acting as investment manager for the enforcement of any claims arising under this Lease (subject to the limitations upon Landlord’s liability set forth above), as neither CB Richard Ellis nor any of its affiliated entities (including, but not limited to CB Richard Ellis, Inc. and CB Richard Ellis Services, Inc.) nor any of their respective officers, directors, agents, managers, trustees, employees, members, investment managers, partners or shareholders assume any personal, corporate, partnership, limited liability company, or other liability for any of the obligations entered into by CB Richard Ellis as investment manager for Landlord.

33. BUILDING RENOVATIONS

Tenant hereby acknowledges that Landlord is currently renovating or may during the Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Building and/or the Premises, which Renovations may include, without limitation, (i) installing sprinklers in the Common Areas and tenant spaces, (ii) modifying the Common Areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, and (iii) installing new carpeting, lighting, and wall coverings in the Common Areas. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor, except as provided in Article 44, entitle Tenant to any abatement of Rent. Landlord shall have no responsibility, or for any reason be liable, to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations; provided, however, that no such Renovations shall (a) materially interfere with Tenant’s access to the Premises or the Project parking facilities, (b) materially increase Tenant’s obligations under this Lease, (c) unreasonably decrease the level of utility services required to be provided to the Premises under this Lease or materially decrease any of Tenant’s rights hereunder, (d) decrease the rentable area of the Premises or (e) change the nature of the Project to something other than a first class office building project. Additionally, Landlord shall use commercially reasonable efforts to perform such Renovations in a manner designed to minimize material interference with Tenant’s use of or access to the Premises, the Building or the Project parking facilities.

34. ATTORNEYS’ FEES

If either party commences litigation against the other for the specific performance of this Lease, for damages for breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to, and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorney’s fees as may have been incurred, as well as reasonable attorneys’ fees and costs incurred in enforcing any judgment against the non-prevailing party.

35. SURRENDER OF THE PREMISES

Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, repairing any damage to the Premises caused by the removal of any of Tenant’s personal property or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty not caused by Tenant or its agents, removing, if required by Landlord, any cabling or other wiring installed in the Premises by or on behalf of Tenant, and complying with the terms and requirements of Section 7.4. Subject to Section 7.4, any of Tenant’s personal property left on or in the Premises, the Building or the Common Areas after the Expiration Date or earlier termination of this Lease shall, fifteen (15) business days after receipt by Tenant of notice thereof from Landlord, be deemed to be abandoned without any further notice whatsoever to Tenant by Landlord, and, at Landlord’s option, Landlord may (following such notice) remove, store or dispose of said property in any manner it deems appropriate, without compensation to Tenant, and title shall pass to Landlord under this Lease. Landlord reserves the right to charge Tenant for such removal, storage and disposition of any of Tenant’s personal property left within any portion of the Project. Tenant hereby waives any rights it may have under Sections 1980 through 1991 of the California Civil Code, or any other statutes of similar import.

36. HOLDING OVER

In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a month to month tenant upon all of the terms and provisions of this Lease, provided however, the monthly Base Rent shall be equal to one hundred fifty percent (150%) of the monthly Base Rent in effect during the last month of the Term (except that if for such last month of the Term, there was a rent credit or abatement, then the month immediately prior thereto for which there was no such rent credit or abatement, shall be used instead). The provisions of this Article 36 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the State of California, and Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from Tenant’s holding over, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

37. JOINT AND SEVERAL

If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

38. GOVERNING LAW

This Lease shall be construed and enforced in accordance with the laws of the State of California.

39. SUBMISSION OF LEASE

Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

40. BROKERS

Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 1.12 (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. The terms of this Article 40 shall survive the expiration or earlier termination of the Term.

41. HAZARDOUS MATERIALS

41.1 As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, biological material, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes,” “infectious wastes,” “hazardous materials” or “toxic substances” now or subsequently regulated under any federal, state or local laws or regulations including, without limitation, petroleum-based products, acids, pesticides, asbestos, PCBs and similar compounds, mold, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

41.2 Tenant shall not cause or permit any Hazardous Material to accumulate, be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises or the Project by Tenant, its agents, employees, contractors, affiliates, or sublessees; provided, however, that notwithstanding anything to the contrary herein, reasonable quantities of those Hazardous Materials customarily used in the conduct of general administrative and office activities (such as copier fluids and cleaning supplies) may be used and stored at the Premises; provided such Hazardous Materials are used in compliance with the manufacturer’s specifications and with applicable Laws. Tenant shall indemnify, defend and hold Landlord harmless from all actions (including, without limitation, remedial or enforcement actions of any kind, and administrative or judicial proceedings and orders or judgments), costs, claims, damages (including punitive damages), expenses (including, attorneys’, consultants’ and experts’ fees, court costs) amounts paid in settlement, fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief, liabilities or losses arising from a breach of this prohibition by Tenant, its agents, employees, contractors, affiliates, or sublessees. Upon expiration or earlier termination of this Lease, Tenant shall cause any Hazardous Materials present in the Premises or Project as a result of the use or occupancy of the Premises by Tenant or its agents, affiliates, customers, employees, contractors or subtenants to be removed from the Premises and the Project and properly transported for use, storage or disposal in accordance with all applicable laws, regulations and ordinances.

41.3 If, at any time during the Term of this Lease, Tenant knows, or has reasonable cause to believe, that any form of Hazardous Material has come to be located in, on or under the Premises, Tenant shall promptly following Tenant’s discovery of such fact, give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which Tenant has in its possession, if any, concerning the presence of such Hazardous Material in the Premises.

42. LANDLORD’S RESERVATIONS

In addition to the other rights of Landlord under this Lease, Landlord reserves the right to change the street address and/or name of the Building without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant’s use or occupancy of the Premises; provided, however, that following any such change in the street address and/or name of the Building, Landlord shall reimburse Tenant for its costs incurred for reasonable quantities of new stationery and business cards.

43. PARKING

Tenant shall have the right but not the obligation to use of the number of parking spaces and the types of parking spaces set forth in Section 1.17 upon Tenant’s compliance with all reasonable parking rules and regulations and upon payment of prevailing parking rates as in effect from time to time. Tenant shall have the right to lease from Landlord for the Tenant’s use, additional spaces at the prevailing market rates established from time to time by Landlord, as and when made available to Tenant by Landlord. Tenant’s parking rights and privileges are personal to Tenant, and other than in connection with a Transfer approved by Landlord or any Permitted Transfer under Article 13 above, may not be assigned or transferred without Landlord’s prior written consent, which consent Landlord may withhold in its reasonable discretion. From time to time during the Term, Tenant shall have the right by delivery of written notice to Landlord to allocate and/or reallocate the parking spaces rented by Tenant hereunder between unreserved parking spaces, reserved parking spaces and executive valet parking spaces; provided in no event shall Tenant be entitled to rent more than the number of each particular type of space as forth in Section 1.17 above.

44. ABATEMENT OF RENT

In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice or ten (10) non-consecutive business days after Landlord’s receipt of any such notice in any twelve (12) month period (the “Eligibility Period”), then the Base Rent and Tenant’s Proportionate Share of Operating Costs shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Proportionate Share of Operating Costs for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant’s Proportionate Share of Operating Costs shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event. Except as provided in this Section 44, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder. To the extent Tenant is entitled to abatement without regard to the Eligibility Period, because of an event covered by Articles 8 (Fire or Casualty Damage) or 14 (Eminent Domain) of this Lease, then the Eligibility Period shall not be applicable.

45. INTENTIONALLY OMITTED

46. INTERPRETATION OF LEASE

Landlord and Tenant have had the opportunity to review and revise this Lease. As such, this Lease shall be construed and interpreted as the joint work product of Landlord and Tenant and/or their attorneys. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in any interpretation of this Lease. This Lease and all of its terms shall be construed equally as to Landlord and Tenant.

47. ACKNOWLEDGMENT, REPRESENTATION AND WARRANTY REGARDING PROHIBITED TRANSACTIONS

Tenant hereby acknowledges that Landlord is a unit of the California State and Consumer Services Agency established pursuant to Title I, Division 1, Part 13 of the California Education Code, Sections 22000 et seq., as amended (the “Ed Code”). As a result, Landlord is prohibited from engaging in certain transactions with a “school district or other employing agency” or a “member, retirant or beneficiary” (as those terms are defined in the Ed Code). In addition,

Landlord may be subject to certain restrictions and requirements under the Internal Revenue Code, 26 U.S.C. Section 1 et seq. (the “Code”). Accordingly, Tenant represents and warrants to Landlord that (a) Tenant is neither a school district or other employing agency nor a member, retirant or beneficiary; (b) Tenant has not made any contribution or contributions to Landlord; (c) Tenant is neither a school district or other employing agency, nor a member, retirant or beneficiary, nor any person who has made any contribution to Landlord, nor any combination thereof, is related to Tenant by any relationship described in Section 267(b) of the Code; (d) neither CB Richard Ellis, its affiliates, related entities, agents, officers, directors or employees, nor any Landlord’s trustee, agent, related entity, affiliate, employee or internal investment contractor (both groups collectively, “Landlord Affiliates”) has received or will receive, directly or indirectly, any payment, consideration or other benefit from, nor does any Landlord Affiliate have any agreement or arrangement with Tenant or any person or entity affiliated with Tenant relating to the transactions contemplated by this Lease; and (e) no Landlord Affiliate has any direct or indirect ownership interest in Tenant or any person or entity affiliated with Tenant.

48. TELECOMMUNICATIONS EQUIPMENT

At any time during the Lease Term, subject to all applicable terms and conditions of this Lease, and specifically, and not by way of limitation, this Article 48, Article 7, Article 9, and Article 27, of this Lease, Tenant may install, at Tenant’s sole cost and expense, but without the payment of any Rent or a license or similar fee or charge, one (1) satellite dish not to exceed eighteen (18) inches in diameter (“Telecommunications Equipment”) upon the roof of the Building. In the event Tenant elects to exercise its right to install the Telecommunication Equipment, then Tenant shall give Landlord prior notice thereof. The location of the Telecommunications Equipment shall be subject to Landlord’s reasonable approval, and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Further, such Telecommunications Equipment shall be installed pursuant to plans and specifications approved by Landlord, which approval will not be unreasonably withheld, conditioned, or delayed. Such Telecommunications Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations. Tenant shall maintain and repair such Telecommunications Equipment, at Tenant’s sole cost and expense, including, but not limited to, payment of all utility charges incurred in connection therewith, which utility charges shall be determined and paid in accordance with Section 17.2 of this Lease. Tenant shall, at Tenant’s sole cost and expense, remove such Telecommunications Equipment upon the expiration or earlier termination of this Lease, and shall repair all damage caused by Tenant’s installation, maintenance, repair and/or removal of such Telecommunications Equipment.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Lease to be executed by their authorized agents as of the Lease Date.

“Landlord”:

CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity

By:	CB Richard Ellis Investors LLC, as Investment Manager

By:
Authorized Signatory

By:
Authorized Signatory

“Tenant”:

AMERICAN BIOSCIENCE, INC., a California corporation

By:
Authorized Signatory

EXHIBIT A

OUTLINE OF PREMISES

EXHIBIT A

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portions of Articles 1 through 48 of the Standard Form Office Lease to which this Tenant Work Letter is attached as Exhibit B, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter

SECTION 1

DELIVERY OF THE PREMISES AND BASE, SHELL AND CORE/LANDLORD WORK

1.1. Premises and Base, Shell and Core. Except as otherwise provided in this Tenant Work Letter, Tenant shall accept the Premises and Base, Shell and Core from Landlord in their presently existing, “as-is” condition. The term “Base, Shell and Core” shall mean the base, shell, and core of the floor of the Building on which the Premises is located. The Premises and Base, Shell and Core shall consist of those portions of the Premises and the Base, Shell and Core which were in existence prior to the construction of the tenant improvements in the Premises for the prior tenant of the Premises. The Base, Shell and Core shall, as of the date of the delivery of the same, be in good condition and working order and shall comply with applicable building codes and other governmental laws, ordinances and regulations which were enacted prior to the date of delivery of the Premises to Tenant and applicable to new construction for unoccupied space.

1.2. Landlord Work. Landlord shall, at Tenant’s sole cost and expense (except as otherwise expressly set forth herein), cause the construction or installation of the following items on the floor of the Building containing the Premises (collectively, the “Landlord Work”). Tenant may not change or alter the Landlord Work.

1.2.1. Public Corridor (only as to that portion of the Premises, if any, which occupies only a portion of a floor, rather than an entire floor, of the Building). The actual public corridor wall, the standard tenant entries and exits including doors, frames, hardware, and sidelight (if any), and standard tenant entry signage and exit lights (collectively, the “Public Corridor”), which Public Corridor is adjacent to the Premises.

1.2.2. Demising Walls Between Tenants (only as to that portion of the Premises, if any, which occupies only a portion of a floor, rather than an entire floor, of the Building). One-half of the cost of the demising partitions between tenants which shall include studs, acoustical insulation and dry wall ready for finish on tenant side only and any necessary penetrations, fire dampers and sound traps (collectively, the “Demising Walls”), which Demising Walls are adjacent to the Premises.

EXHIBIT B

SECTION 2

TENANT IMPROVEMENTS

2.1. Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of Two Hundred Forty-Nine Thousand Two Hundred Sixty and No/100 Dollars ($249,269.00) (i.e., $20.00 per rentable square foot of the Premises) for the costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed to the Premises (the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.

2.2. Disbursement of the Tenant Improvement Allowance.

2.2.1. Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

2.2.1.1. Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, which fees shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $5.00 per usable square foot of the Premises, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2. The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3. The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, and trash removal costs, and contractors’ fees and general conditions;

2.2.1.4. The cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5. The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable Codes;

2.2.1.6. Sales and use taxes; and

2.2.1.7. All other costs to be expended by Tenant in connection with the construction of the Tenant Improvements.

EXHIBIT B

2.2.1.8 In addition to the foregoing items, Tenant shall be permitted to apply up to $10.00 per rentable square foot of the Premises, in the aggregate, of the Tenant Improvement Allowance, towards the costs incurred by Tenant for moving, cabling, design fees, audio visual consultants, project/management consultants and/or telephone consultants.

2.2.2. Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1. Monthly Disbursements. On or before the first day of each calendar month, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed conditional or unconditional mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Thereafter, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant, or to Tenant or to Contractor, as designated by Tenant, in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2. Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor, or to Tenant or Tenant Contractor as designated by Tenant, shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has reasonably determined that no material substandard work exists which materially adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.

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2.2.2.3. Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been utilized shall be deemed Landlord’s property under the terms of this Lease.

2.2.2.4. Standard Tenant Improvement Package. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the “Standard Improvement Package”), which Specifications shall be supplied to Tenant by Landlord. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that the Tenant Improvements shall comply with certain Specifications as designated by Landlord. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time.

SECTION 3

CONSTRUCTION DRAWINGS

3.1. Selection of Architect/Construction Drawings. Tenant shall retain an architect reasonably approved by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants (the “Engineers”) reasonably approved by Landlord (except that Tenant shall use ISC Electrical with respect to the fire-lifesafety work) (collectively, the “MEP Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base, Shell and Core. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall be subject to Landlord’s reasonable approval which approval shall not be withheld unless a “Design Problem” exists. A “Design Problem” shall mean and will be deemed to exist if any Tenant Improvement could (i) affect the exterior appearance of the Building, (ii) affect the Building Structure, (iii) adversely affect the Building Systems, (iv) unreasonably interfere with any other occupant’s normal and customary office operation or (v) fail to comply with applicable Laws, or (vi) adversely affect the certificate of occupancy issued for the Building. Tenant and Architect shall verify, in the field via visual inspection, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

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3.2. Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect, provided, Landlord may not withhold its consent unless a Design Problem exists. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require. Tenant will resubmit the Final Space Plan and Landlord shall approve or disapprove of the resubmission within two (2) business days after receipt. If Landlord fails to approve or disapprove of the Final Space Plan within the applicable periods set forth above, Landlord shall be deemed to have approved the Final Space Plan. Concurrently with Landlord’s review of the Final Space Plan, Landlord shall designate any Tenant Improvements that must be removed by Tenant at Tenant’s expense before the expiration of the Term, provided that Landlord may not designate for removal any Tenant Improvements that are typical office improvements.

3.3. Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect, provided, Landlord may not withhold its consent unless a Design Problem exists or the Final Working Drawings are not consistent with or a logical extension of the Final Space Plan. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith and resubmit them to Landlord for approval, which shall occur within three (3) business days after resubmission. If Landlord fails to approve or disapprove of the Final Working Drawings within the applicable periods set forth above, Landlord shall be deemed to have approved the Final Working Drawings. In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base, Shell and Core (as contrasted with the Tenant Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes upon receipt of bills therefor. Tenant shall pay all direct architectural and/or engineering fees in connection therewith.

EXHIBIT B

3.4. Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be withheld unless a Design Problem exists.

3.5. Change Orders. In the event Tenant desires to change the Approved Working Drawings, Tenant shall deliver notice (the “Drawing Change Notice”) of the same to Landlord, setting forth in detail the changes (the “Tenant Change”) Tenant desires to make to the Approved Working Drawings. Landlord shall, within three (3) business days of receipt of the Drawing Change Notice, either (i) approve the Tenant Change, or (ii) disapprove the Tenant Change and deliver a notice to Tenant specifying in detail the reasons for Landlord’s disapproval; provided, however, that Landlord may only disapprove of the Tenant Change if the Tenant Change contains a Design Problem. If Landlord fails to approve or disapprove of the Change Order within the applicable periods set forth above, Landlord shall be deemed to have approved the applicable Change order. Any additional costs which arise in connection with such Tenant Change shall be paid by Tenant.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1. Tenant’s Agents.

4.1.1. The Contractor. A general contractor designated by Landlord (“Contractor”) shall be retained by Tenant to construct the Tenant Improvements. Landlord shall solicit bids from at least three (3) qualified contractors, one of which may be submitted by Tenant, subject to Landlord’s reasonable approval, and Landlord shall select the lowest bid from such contractors, adjusted for inconsistencies.

4.1.2. Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval.

4.2. Construction of Tenant Improvements by Tenant’s Agents.

4.2.1. Construction Contract; Cost Budget. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably

EXHIBIT B

withheld or delayed. Landlord shall, within five (5) business days of receipt of the Contract, deliver a notice to Tenant of Landlord’s approval or disapproval of the Contract. If Landlord fails to approve or disapprove of the Contract within the period set forth above, Landlord shall be deemed to have approved the applicable Contract. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.7, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”). Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount (the “Over-Allowance Amount”) equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord’s option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs.

4.2.2. Tenant’s Agents.

4.2.2.1. Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed substantially in accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all reasonable rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. Landlord shall have the right at Landlord’s sole cost to retain a construction manager to coordinate the construction of the Tenant Improvements, provided Tenant shall not be charged any coordination or supervision fee.

4.2.2.2. Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount

EXHIBIT B

arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2.3. Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or Common Areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4. Insurance Requirements.

4.2.2.4.1 Insurance Requirements. General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2 Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or

EXHIBIT B

any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5 Meetings. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord

EXHIBIT B

and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Michael Brunelle as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2 Landlord’s Representative. Landlord has designated Ron Hancock as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

EXHIBIT B

EXHIBIT C

NOTICE OF LEASE TERM DATES

To:

Re:	Standard Form Office Lease dated , 200 between , a (“Landlord”), and , a (“Tenant”) concerning Suite on floor(s) of the office building located at , , California.

Gentlemen:

In accordance with the Standard Form Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1. The Premises are substantially completed, and the Term shall commence on or has commenced on                      for a term of                      ending on                     .

2. Rent commenced to accrue on                     , in the amount of                     .

3. If the Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4. Your rent checks should be made payable to                      at                    .

5. The exact number of rentable square feet within the Premises is                      square feet.

EXHIBIT C

6. Tenant’s Proportionate Share as adjusted based upon the exact number of rentable square feet within the Premises is         %.

“Landlord”:

a

By:
Its:

By:
Its:

Agreed to and Accepted as
of , 200 .

“Tenant”:

a
By:
Its:

EXHIBIT C

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the terms of the Lease and these Rules and Regulations, the terms of the Lease shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s reasonable prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the greater Los Angeles area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it reasonably deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. No service deliveries (other than messenger services) will be allowed between hours of 4:00 p.m. to 6:00 p.m., Monday through Friday. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if reasonably considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

EXHIBIT D

5. Tenant shall not place or install in the Premises any file cabinets, equipment or other property which may cause damage to the structure of the Project or any portion thereof. If Tenant wishes to place or install file cabinets, equipment or other property which may cause damage to the structure of the Project or portion thereof, such placement or installation shall be deemed to be “Alterations” as defined in Article 7 of the Lease, and Tenant shall obtain the prior written consent of Landlord pursuant to Article 7, and Tenant shall be responsible for, and shall pay all associated costs and expenses with respect to all structural engineering and modifications required to prevent any potential damage to the structure of the Project.

6. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be reasonably designated by Landlord.

7. At no time shall Tenant bring onto, or permit to exist within, any portion of the Premises or the Project, any firearm, explosive device, bomb, or other weapon or dangerous object or device.

8. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

9. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall reasonably cooperate with Landlord and its agents of Landlord (at no cost to Tenant) to prevent the same.

10. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

11. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof without Landlord’s prior written consent.

12. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

13. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid or material.

14. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

15. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of

EXHIBIT D

noise, nuisance, odors, or vibrations, or interfere in any way with other tenants or those having business therein. Neither shall Tenant commit waste to the Premises or the Project, or impair or interfere with the proper and economic maintenance, operation and repair of the Project or any portion thereof.

16. Unless otherwise agreed in writing by Landlord, Tenant shall not use or allow any part of the Premises to be used for the storage, manufacturing or sale of food or beverages or for the manufacture, retail sale or auction of merchandise, goods or property of any kind, or as a school or classroom, or for any unlawful or objectionable purpose.

17. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (except for seeing eye dogs and/or seeing eye dogs in training) or vehicles.

18. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise or for lodging or for any immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages and food for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

19. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord to the extent required under Article 7 of the Lease. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord in accordance with Article 7 of the Lease.

20. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

21. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

22. Tenant shall reasonably cooperate (at no cost to Tenant) with Landlord to ensure effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls for the Building’s heating and air conditioning system.

23. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

24. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

EXHIBIT D

25. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

26. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Common Areas.

27. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

28. Tenant shall, upon request from Landlord, endeavor to inform its employees of items of importance to Landlord.

29. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant to be loaded, unloaded or parked in areas other than those designated for such activities. Parking is prohibited in all areas not designated therefor. Tenant shall comply with all directional signs and arrows in the parking facility, and with all parking regulations and rules of the parking service operator for the Project. Tenant acknowledges and agrees that the parking service operator is a contractor and not an agent of Landlord. No vehicle may be washed, serviced or repaired within the parking facility except in an area (if any) specifically designated for such use. No inoperable vehicles shall be kept in the parking facility.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project; provided, however, that Landlord shall not enforce the Rules and Regulations in a discriminatory manner. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

EXECUTION ORIGINAL

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“First Amendment”) is made as of May 26, 2006 by CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“Landlord”), and ABRAXIS BIOSCIENCE, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant’s predecessor, American Bioscience, a California corporation (“Prior Tenant”), entered into that certain Standard Form Office Lease dated March 24, 2006 (the “Lease”). Tenant has succeeded to the Prior Tenant’s interest in the Lease through merger. Pursuant to the Lease, Landlord currently leases to Tenant approximately 12,463 rentable (10,473 usable) square feet of space (the “Existing Premises”), known as Suite 1600 and located on the sixteenth (16th) floor of the building located at 11755 Wilshire Boulevard, Los Angeles, California (the “Building”).

B. Landlord and Tenant desire to substitute different space in the Building for the Existing Premises and otherwise modify the Lease as hereinafter set forth.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant amend the Lease in the following respects:

1. Meaning of Terms; Effective Date. Except as expressly otherwise stated in this First Amendment, (i) all defined terms in this First Amendment will have the respective meanings stated in the Lease and (ii) terms and provisions of this First Amendment will be deemed effective as of the date of this First Amendment (“First Amendment Effective Date”).

2. Substitution of Premises. Notwithstanding anything to the contrary in the Lease, as of the First Amendment Effective Date, the term “Premises” shall, for all purposes under the Lease, as amended hereby, mean and refer to, collectively, the “19th Floor Premises” and the “20th Floor Premises”, each as defined in Sections 2.1 and 2.2 below, respectively.

2.1 19th Floor Premises. The “19th Floor Premises” shall mean, the entire nineteenth (19th) floor of the Building, which consists of approximately 17,960 rentable (16,115 usable) square feet of space.

2.2 20th Floor Premises. The “20th Floor Premises” shall mean, the entire 20th floor of the Building, which consists of approximately 18,305 rentable (16,425 usable) square feet of space.

The aggregate square footage of the Premises shall be deemed to be 36,265 rentable (32,540 usable) square feet of space as outlined on Exhibits A-1 and A-2 attached to and made a part of this First Amendment. Tenant hereby relinquishes and surrenders all rights under the Lease with respect to the Existing Premises. Exhibit A currently attached to the Lease is hereby deleted and superceded by Exhibits A-1 and A-2 attached to this First Amendment. Landlord shall deliver the Premises or portion thereof as of each applicable “Commencement Date” set forth below to Tenant in good condition, broom clean, with all of the Base Building improvements exclusively serving the Premises in good working order; provided, however, that Landlord makes no representations or warranties regarding the condition of, and shall have no obligation with respect to, any supplemental HVAC units, any dishwasher units or any refrigeration units currently existing in any portion of the Premises, and Tenant shall accept any such equipment in its currently existing AS-IS condition.

3. Anticipated Delivery Dates/Commencement Dates/Termination Dates. Notwithstanding anything to the contrary in the Lease, the anticipated delivery dates, commencement dates and expiration dates applicable to each portion of the Premises shall be as set forth below in this Section 3.

3.1 19th Floor Premises. The anticipated delivery date for the 19th Floor Premises is February 1, 2007 (the “19th Floor Anticipated Delivery Date”), provided, except as specifically provided in this Section 3.1 below, Landlord shall have no liability to Tenant if Landlord is unable to deliver the 19th Floor Premises to Tenant by the 19th Floor Anticipated Delivery Date as a result of any party’s failure to vacate and surrender the 19th Floor Premises to Landlord on or before the 19th Floor Anticipated Delivery Date, provided however, that Landlord shall terminate the existing lease of the 19th floor (the “19th Floor Existing Lease”) as of the 19th Floor Anticipated Delivery Date and shall use commercially reasonable efforts to gain legal possession of the 19th Floor Premises and deliver the same to Tenant as soon as practicable thereafter. If, however, Landlord is unable to deliver the 19th Floor Premises to Tenant by June 1, 2007 (the “19th Floor Outside Delivery Date”), then the sole remedy of Tenant shall be the right to deliver a notice to Landlord (the “19th Floor Outside Date Termination Notice”) electing to terminate the Lease, as amended hereby, with respect to the 19th Floor Premises only, effective upon receipt of the 19th Floor Outside Date Termination Notice by Landlord (the “19th Floor Effective Termination Date”). Except as provided hereinbelow, the 19th Floor Outside Date Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the 19th Floor Outside Delivery Date and not later than five (5) business days after the 19th Floor Outside Delivery Date. If Tenant delivers the 19th Floor Outside Date Termination Notice to Landlord, then Landlord shall have the right to suspend the 19th Floor Effective Termination Date for a period ending thirty (30) days after the original 19th Floor Effective Termination Date, provided, in order to suspend the 19th Floor Effective Termination Date, Landlord must deliver to Tenant, within five (5) business days after receipt of the 19th Floor Outside Date Termination Notice, a notice certifying that in Landlord’s best good faith judgment delivery of the 19th Floor Premises to Tenant will occur within thirty (30) days after the original 19th Floor Effective Termination Date. If delivery of the 19th Floor Premises to Tenant occurs within said thirty (30) day suspension period, then the 19th Floor Outside

Date Termination Notice shall be of no further force and effect. If, however, delivery of the 19th Floor Premises does not occur within said thirty (30) day suspension period, then the Lease shall terminate, as to the 19th Floor Premises only, as of the date of expiration of such thirty (30) day period.

If the Lease, as amended hereby, is not terminated with respect to the 19th Floor Premises, as provided above, the commencement date for Tenant’s lease of the 19th Floor Premises (the “19th Floor Commencement Date”) shall be the earlier of (i) the first date on which Tenant commences to conduct business in the 19th Floor Premises and (ii) the date which is 105 days after the date Landlord delivers the 19th Floor Premises to Tenant, provided, however, that such date shall be extended, on a day for day basis, for each day after February 1, 2007, that possession of the 19th Floor Premises is not delivered to Tenant. The expiration date of Tenant’s lease of the 19th Floor Premises shall be the last day of the sixty-second (62nd) month following the 19th Floor Commencement Date, which date shall hereafter be deemed to be the “Expiration Date” of the Lease, as amended hereby, with respect to all portions of the Premises, unless otherwise expressly stated in this First Amendment.

3.2 20th Floor Premises. Notwithstanding anything to the contrary contained in Article 2 of the Lease, the terms therein relating to the Anticipated Delivery Date and the Outside Date (hereinafter, the “20th Floor Anticipated Delivery Date” and the “20th Floor Outside Date”, respectively) shall be deemed applicable only to the 20th Floor Premises and the 20th Floor Anticipated Delivery Date shall be July 16, 2006 and the 20th Floor Outside Date, for purposes of Article 2 of the Lease, shall be September 16, 2006. All other terms of Article 2 of the Lease shall remain unmodified in full force and effect with respect to the 20th Floor Premises only. If the Lease, as amended hereby, is not terminated with respect to the 20th Floor Premises as provided in Article 2 of the Lease, the Commencement Date for the 20th Floor Premises (the 20th Floor Commencement Date”) shall be the earlier of (A) the first date on which Tenant commences to conduct business in the 20th Floor Premises and (B) November 1, 2006, provided, however, that such date shall be extended, on a day for day basis, for each day after July 16, 2006, that possession of the 20th Floor Premises is not delivered to Tenant. Tenant’s lease of the 20th Floor Premises shall expire on the Expiration Date.

4. Rent

4.1 Base Rent. Notwithstanding any contrary provision in Section 1.6 of the Lease, commencing on the Commencement Date applicable to each portion of the Premises, and continuing throughout the Term applicable to each portion of the Premises, Tenant shall pay monthly installments of Base Rent for the applicable portion of the Premises as follows:

4.1.1 20th Floor Premises:

Months of Lease Term	Monthly Installment of Base Rent
1 – 12	$54,915.00*
13 – 24	$56,562.45
25 – 36	$58,259.32
37 – 48	$60,007.10
49 – 60	$61,807.32
61 – Expiration Date	$63,661.54

*	Subject to Section 4.3 below

4.1.2 19th Floor Premises. Commencing as of the 19th Floor Commencement Date (subject to Section 4.3 below), Tenant shall pay monthly Base Rent for the 19th Floor Premises (i) at the rate per rentable square foot of space in effect at such time respect to the 20th Floor Premises, which Base Rent rate for the 19th Floor Premises shall thereafter be subject all subsequent three percent (3%) annual increases applicable to the 20th Floor Premises, on the dates such annual increases are applied to the 20th Floor Premises, notwithstanding the 19th Floor Commencement Date, and (ii) in addition to the preceding amounts, Tenant shall pay additional Base Rent of eight cents ($.08) per rentable square foot of the 19th Floor Premises, per month, on a straight line basis over the Term for each month of the Term applicable to the 19th Floor Premises (such amount not to be subject to the preceding annual 3% increases).

4.2 First Month’s Base Rent.

4.2.1 20th Floor Premises. Tenant has previously delivered to Landlord the sum of $36,142.70 representing the Base Rent due for the first month of the Term with respect to the Existing Premises. Concurrently with Tenant’s execution of this First Amendment, Tenant shall deposit with Landlord the amount of $18,772.30, which amount together with the amount currently held by Landlord as set forth above in this Section 7, shall be applied to the aggregate Base Rent due for the first month of the Term of the Lease, as amended hereby, for the 20th Floor Premises as set forth in Section 4.1.1 of this First Amendment.

4.2.2 19th Floor Premises. Upon delivery of the 19th Floor Premises by Landlord to Tenant, Tenant shall deliver to Landlord an amount equal to the first months Base Rent due for the 19th Floor Premises pursuant to the terms of Section 4.1.2 above.

4.3 Rent Abatement. Notwithstanding anything in Sections 4.1.1 and 4.1.2 above or in the Lease to the contrary, for the second (2nd) and third (3rd) months of the initial term applicable to each of the 20th Floor Premises and the 19th Floor Premises as provided above (each a “Rent Abatement Period”), Tenant shall not be obligated to pay the Base Rent (including the additional Base Rent described in clause (ii) of Section 4.1.2 above) due for each such months of the applicable term (the “Rent Credits”). Tenant acknowledges and agrees that the foregoing Rent Credits have been granted to Tenant as additional consideration for entering into this Lease and for agreeing to pay all “Rent” due under the Lease, as amended hereby and performing the terms and conditions otherwise required under the Lease as amended hereby. .

4.4 Additional Rent. Notwithstanding any contrary provision contained in Section 1.9 of the Lease, Tenant’s Proportionate Share of Operating Costs for each portion of the Premises as set forth above shall be as follows: (i) 19th Floor Premises - 5.47%; and (ii) 20th Floor Premises – 5.58%. The Base Year with respect to all portions of the Premises shall be the calendar year, 2007.

5. Security Deposit. Landlord currently holds a security deposit in the amount of $41,899.29 (the “Existing Security Deposit”) under the Lease. Concurrently with Tenant’s execution of this First Amendment, Tenant shall deposit with Landlord the amount of $21,762.27, which amount, together with the Existing Security Deposit, shall be held by Landlord during the Term of the Lease, pursuant to Article 4 of the Lease, as a security deposit in the aggregate amount of $63,661.54 (the “Security Deposit”) for the performance of all of Tenant’s obligations under the Lease, as amended hereby. At the time Landlord delivers the 19th Floor Premises to Tenant, Tenant shall deposit an amount equal to the last months Base Rent due for the 19th Floor Premises pursuant to Section 4.1.2 above with Landlord, which shall be added to and held as part of the Security Deposit in accordance with Article 4 of the Lease.

6. Tenant Improvements/Tenant Improvement Allowances. Notwithstanding anything to the contrary in Section 2.1 of the Tenant Work Letter attached as Exhibit B to the Lease, Tenant shall be entitled to a Tenant Improvement Allowance with respect to each portion of the Premises in the amount of $26.50 per rentable square foot of the applicable portion of the Premises as follows: (i) 19th Floor Premises - $475,940.00; and (ii) 20th Floor Premises - $485,082.50, for the costs relating to the initial design and construction of the Tenant Improvements in such portion of the Premises. Notwithstanding the foregoing, Tenant shall have the right to use any or all of the Tenant Improvement Allowance allocated above to each floor of the Premises for Tenant Improvements in either or both of the 19th Floor Premises and 20th Floor Premises, as Tenant determines. All Tenant Improvements in any portion of the Premises shall be constructed and all disbursements of the Tenant Improvement Allowance shall be made in accordance with the terms of the Tenant Work Letter with references therein to the “Premises” being deemed to refer to the applicable portion of the Premises then under construction.

7. Parking. Notwithstanding any contrary provision contained in Section 1.17 of the Lease, following the Commencement Date applicable to each portion of the Premises Tenant shall be entitled to the following number of unreserved parking spaces with respect to each applicable portion: (i) 19th Floor Premises – 48 unreserved spaces; and (ii) 20th Floor Premises – 49 unreserved spaces, provided Tenant may elect to designate up to six (6) of the aggregate total of such unreserved spaces as reserved spaces and up to six (6) additional of the aggregate total of such unreserved spaces as executive valet spaces, which reserved and executive valet spaces shall be in locations to be reasonably determined by Landlord.

8. Repairs/Compliance. Subject to Landlord’s obligations with respect to the Building Structure and Building Systems as set forth in Section 7.1 and Article 27 of the Lease, notwithstanding anything to the contrary in Section 7.1 or Article 27 of the Lease, with respect to any portion of the Premises that constitutes a full floor occupied solely by Tenant, as opposed to a partial, multiple tenant floor, following the applicable Commencement Date, Landlord shall not be responsible for repairs or Code compliance with respect to the restrooms serving any full floor of the Building on which the Premises are located, nor, notwithstanding anything to the contrary in the Lease, shall Landlord be responsible for any repairs or Code compliance with respect to the fire/life/safety safety system within any portion of the Premises, except that Landlord shall be responsible, at its cost, for repairs to the restrooms and Building systems within any full floor portion of the Premises arising out of the normal wear and tear to the facilities therein. Landlord shall not be responsible for any repairs required to the restrooms or Building systems occasioned by the negligence or willful acts of Tenant or damage otherwise caused by Tenant, which repairs and compliance shall be the sole responsibility of Tenant. Landlord shall remain responsible pursuant to Section 7.1 and Article 27 of the Lease for Code compliance and repairs with respect to the Base Building systems and any Common Areas, including restrooms, located on any multi-tenant floor on which any portion of the Premises are located. Landlord represents that the Building systems and the restrooms on all floors on which the Premises are located, in their current configurations and locations, shall be, as of each respective Commencement Date, in compliance with Code. Landlord shall not be responsible for any changes to the foregoing resulting from any Tenant Improvements made by Tenant.

9. Access to Full Floors. Tenant shall have the right to request, and if so requested, Landlord shall restrict elevator access to any portion of the Premises that comprises a full floor of the Building by locking off the elevator access to such floors. Further, Tenant may further limit access to any entry doors to any portion of the Premises by installing, at its sole cost and expense, a key or key-card access system at any entry door to the Premises. Any elevator or entry door security system shall be subject to Landlord’s reasonable approval, be compatible with Landlord’s current security system, if any, and otherwise comply with the terms of the Tenant Work Letter if installed as part of the initial Tenant Improvements, and otherwise with the terms of Article 7 of the Lease. Further, Landlord shall be provided with the access code or another entry device to allow Landlord access to the Premises as permitted under the Lease, as amended hereby.

10. Monument Signage. In the event that Landlord grants monument signage rights to any other tenant of the Building (excluding retail tenants) that is leasing space equal in size to or smaller than the Premises, Tenant shall be entitled, at its sole cost and expense, to identification signage on the applicable Building monument sign (“Monument Signage”) which Monument Signage shall, at Tenant’s election, be required to be as large as the largest monument sign granted to any of the foregoing tenants.

Further, Landlord may not grant building signage (“Building Signage”) to any other tenant of the Building (excluding eyebrow signage of retail tenants) that is leasing space equal in size to or smaller than the Premises, unless Landlord has first offered such right to Tenant and Tenant has declined to install any Building Signage. If Tenant is permitted to install Monument Signage or Building Signage as provided above, all aspects of Tenant’s Building Signage or Monument Signage, including, but not limited to, positioning, quality, design, style, lighting and size, as applicable, shall be (a) consistent with Landlord’s Building standard signage program, (b) subject to Landlord’s prior written approval, in Landlord’s sole and absolute discretion, and (c) in compliance with all applicable governmental laws. Landlord shall install Tenant’s Monument Signage and/or Building Signage, at Tenant’s sole cost and expense. Further, Tenant shall be responsible, at its sole cost and expense, for the maintenance, repair, and replacement of Tenant’s Monument Signage and/or Building Signage, as applicable. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at Tenant’s sole cost and expense, for the removal of Tenant’s Monument Signage and/or Building Signage, as applicable, and the repair of any damage resulting therefrom. The rights contained in this Section 10 shall be personal to the those entities designated as “Permitted Optionees” under the Lease, only, and may only be exercised by the Permitted Optionees (and not any other assignee, sublessee or other transferee of Tenant’s interest in this Lease) if the applicable Permitted Optionee occupies the entire Premises. Should the name of Tenant be legally changed to another name or Tenant assign or sublease the entire Premises to another Permitted Optionee with a different name (in either event, the “New Name”), Tenant shall be entitled to modify, at Tenant’s sole cost and expense, Tenant’s Monument Signage and/or Building Signage to reflect the New Name so long as the New Name is not an “Objectionable Name.” The term “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings. If the New Name is an Objectionable Name in Landlord’s reasonable discretion, such name shall not be permitted on any Monument Signage or Building Signage.

11. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with negotiation of this First Amendment other than CB Richard Ellis Investors on behalf of Landlord and Equis Corporation on behalf of Tenant (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. Landlord shall be responsible for payment of the commissions due to the Brokers named herein and no other broker in connection with this First Amendment. The terms of this Section 11 shall survive the expiration or earlier termination of this First Amendment.

12. Binding Effect. The provisions of this First Amendment shall be binding upon and inure to the benefit of the heirs, representatives, successors and permitted assigns of the parties hereto.

13. Counterparts. This First Amendment may be executed in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this First Amendment, and all such counterparts together shall constitute one and the same First Amendment.

14. No Further Modifications. Except as otherwise provided in this First Amendment, all terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed on the day and date first above written.

“LANDLORD:”

CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity

By:	CB Richard Ellis Investors LLC, as Investment Manager

By:
Authorized Signatory

By:
Authorized Signatory

“TENANT:”

ABRAXIS BIOSCIENCE, INC.,
a Delaware corporation

By:
Its:

By:
Its:

EXHIBIT A-1

19TH FLOOR PREMISES

1
2
3
4
5
6
7
A
B
D
D
WOMEN
TEL/ELEC
SERVICE ELEV LOBBY
MEN
MECHANICAL ROOM
ELEVATOR LOBBY
1900

FLOOR: 19
11755 WILSHIRE

1566

EXHIBIT A-1

EXHIBIT A-2

20TH FLOOR PREMISES

WOMEN
SERVICE ELEV LOBBY
MEN
MECHANICAL ROOM
TEL/ELEC
ELEVATOR LOBBY
2000

FLOOR: 20
11755 WILSHIRE

1566

EXHIBIT A-2